UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

SCHEDULE 14A
__________________________________

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☒          Preliminary Proxy Statement
☐          Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐          Definitive Proxy Statement
☐          Definitive Additional Materials
☐          Soliciting Material Under Rule 14a-12

ReWalk Robotics Ltd.
(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REWALK ROBOTICS LTD.
3 Hatnufa Street, Floor 6, Yokneam Ilit 2069203, Israel
Tel: (+972-4) 959-0123

Dear Shareholder,

You are cordially invited to attend the 2021 Annual Meeting of Shareholders (the “Meeting”) of ReWalk Robotics Ltd. to be held at 5:00 p.m. (Israel time) on May 19, 2021, at 3 Hatnufa Street, Floor 6, Yokneam Ilit 2069203, Israel. The health and well-being of our employees and shareholders are paramount, and we are closely monitoring developments related to the novel coronavirus, or COVID-19. Although we intend to hold our Meeting in person, we are sensitive to the public health and travel concerns our shareholders may have and the protocols that governments may impose. We reserve the right to convert to a virtual only meeting format. If we convert to a virtual only online meeting, we will announce the decision to do so in advance in a Form 8-K filed with the Securities and Exchange Commission. As always, we encourage you to vote your shares prior to the Meeting.

The agenda for the Meeting is set forth in the accompanying Notice of 2021 Annual Meeting of Shareholders and Proxy Statement.

For the reasons set forth in the accompanying Proxy Statement, our board of directors recommends that you vote ‘‘FOR’’ each of the proposals on the agenda for the Meeting.

We look forward to greeting personally those of you who are able to be present at the Meeting. However, whether or not you plan to attend the Meeting, it is important that your shares be represented. Accordingly, you are kindly requested to sign, date and mail the enclosed proxy card at your earliest convenience so that it will be received no later than 24 hours before the Meeting to be validly included in the tally of ordinary shares voted at the Meeting. Detailed proxy voting instructions are provided both in the Proxy Statement and on the proxy card.

If your ordinary shares are held in “street name”, that is, in a brokerage account or by a trustee or nominee, you should complete the voting instruction card that will be sent to you in order to direct your broker, trustee or nominee how to vote your shares. You may also be able to provide such voting instructions via the Internet.

Thank you for your continued cooperation.

Very truly yours, Jeff Dykan Chairman of the Board of Directors Yokneam Ilit, Israel April [12], 2021

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF
REWALK ROBOTICS LTD.
3 Hatnufa Street, Floor 6, Yokneam Ilit 2069203, Israel
Tel: (+972-4) 959-0123

To the shareholders of ReWalk Robotics Ltd.:

Notice is hereby given that the 2021 Annual Meeting of Shareholders (the “Meeting”) of ReWalk Robotics Ltd. (“we,” the “Company” or “ReWalk”) will be held at 5:00 p.m. (Israel time) on May 19, 2021, at 3 Hatnufa Street, Floor 6, Yokneam Ilit 2069203, Israel. The health and well-being of our employees and shareholders are paramount, and we are closely monitoring developments related to COVID-19. Although we intend to hold our Meeting in person, we are sensitive to the public health and travel concerns our shareholders may have and the protocols that governments may impose. We reserve the right to convert to a virtual only meeting format. If we convert to a virtual only online meeting, we will announce the decision to do so in advance in a Form 8-K filed with the Securities and Exchange Commission. As always, we encourage you to vote your shares prior to the Meeting.

The agenda of the Meeting will be as follows:

1.
To reelect the directors named in the attached proxy statement (“Proxy Statement”), each as a Class I director of the board of directors of the Company (the “Board” or the “Board of Directors”), to serve until the 2024 annual meeting of shareholders and until his successor has been duly elected and qualified, or until his office is vacated in accordance with the Company’s Articles of Association or the Israel Companies Law, 5759-1999 (the “Israel Companies Law”).

2.	To approve an amendment to our Compensation Policy for directors and officers.

3.	To approve a grant of equity awards to Larry Jasinski, the Company’s Chief Executive Officer (the “CEO”), and to approve changes to the terms of the base annual compensation to be paid to the CEO.

4.	To approve an amendment to our Articles of Association to effect an increase in the Company’s authorized share capital.

5.	To approve an amendment to our Articles of Association to add forum selection provisions.

6.	To approve the grant of restricted share units to our directors.

7.	To approve, on an advisory basis, the Company’s executive compensation, commonly referred to as a “Say-on-Pay” vote.

8.
To approve the reappointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the year ending December 31, 2021 and until the next annual meeting of shareholders, and to authorize the Board, upon recommendation of the audit committee, to fix the remuneration of said independent registered public accounting firm.

9.	To report on the business of the Company for the year ended December 31, 2020 and review the 2020 financial statements.

10.	To act upon any other matters that may properly come before the Meeting or any adjournment or postponement thereof.

These proposals are described more fully in the enclosed Proxy Statement, which we urge you to read in its entirety.

Only shareholders of record at the close of business on the record date of April 12, 2021 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. You are cordially invited to attend the Meeting in person.

If you are unable to attend the Meeting in person you are requested to complete, date and sign the enclosed proxy card and return it promptly in the pre-addressed envelope provided so that it is received by us at least 24 hours before the Meeting or vote by telephone or over the Internet if your voting instruction form describes such voting methods. Your proxy may be revoked at any time before it is voted if you return a later‑dated proxy card or if you vote your shares in person at the Meeting if you are the record holder of the shares and can provide a copy of a certificate(s) evidencing your shares. If your shares are held in “street name,” meaning in the name of a bank, broker or other record holder, you must either direct the record holder of your shares on how to vote your shares or obtain a legal proxy from the record holder to vote the shares at the Meeting on behalf of the record holder as well as a statement from such record holder that it did not vote such shares on your behalf. Further, if you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority to vote your shares only on routine matters, which at our upcoming meeting will only be the reappointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the year ending December 31, 2021 (Proposal Eight), even if the broker does not receive voting instructions from you. Your broker does not have discretionary authority to vote on non-routine matters without instructions from you, in which case a “broker non-vote” will occur and your shares will not be voted on these matters.

Joint holders of shares should note that, pursuant to our Articles of Association, the vote of the senior of joint holders of any share who votes such share, whether in person or by proxy, will be accepted to the exclusion of the vote(s) of the other registered holder(s) of such share, with seniority determined by the order in which the names of the joint holders appear in our Register of Shareholders. For the appointment of a proxy to vote shares held by joint holders to be valid, the signature of the senior of the joint holders must appear on the proxy card.

By Order of the Board of Directors, Jeff Dykan Chairman of the Board of Directors Yokneam Ilit, Israel April [12], 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2021

You are urged to mark, date, sign and promptly return the proxy card in the envelope provided to you so that if you are unable to attend the Meeting your shares can be voted. The Notice and Proxy Statement and the 2020 Annual Report are available at http://ir.rewalk.com.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MEETING	2
DATE THESE PROXY MATERIALS ARE FIRST BEING MADE AVAILABLE	6
PROPOSAL ONE — ELECTION OF CLASS I DIRECTORS	7
CORPORATE GOVERNANCE	10
AUDIT COMMITTEE REPORT	18
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	20
DIRECTOR COMPENSATION	22
EXECUTIVE COMPENSATION	24
EQUITY COMPENSATION PLANS	28
EQUITY COMPENSATION PLAN INFORMATION	32
PROPOSAL TWO — APPROVAL OF AN AMENDMENT TO THE COMPANY’S COMPENSATION POLICY FOR OFFICERS AND DIRECTORS	33
PROPOSAL THREE — APPROVAL OF A GRANT OF EQUITY AWARDS TO LARRY JASINSKI, OUR CHIEF EXECUTIVE OFFICER, AND APPROVAL OF THE BASE ANNUAL COMPENSATION TO BE PAID TO OUR CHIEF EXECUTIVE OFFICER	34
PROPOSAL FOUR — APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF ASSOCIATION TO EFFECT AN INCREASE IN OUR SHARE CAPITAL	35
PROPOSAL FIVE — APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF ASSOCIATION TO ADD FORUM SELECTION PROVISIONS	37
PROPOSAL SIX — GRANTS OF RSUs TO DIRECTORS	38
PROPOSAL SEVEN — ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION	40
PROPOSAL EIGHT — REAPPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	41
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE	42
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	45
REVIEW OF THE COMPANY’S FINANCIAL STATEMENTS FOR 2020	45
PROPOSALS OF SHAREHOLDERS AT 2022 ANNUAL MEETING	45
OTHER BUSINESS	46
ADDITIONAL INFORMATION	46

i

REWALK ROBOTICS LTD.
3 Hatnufa Street, Floor 6, Yokneam Ilit 2069203, Israel
Tel: (+972-4) 959-0123

PROXY STATEMENT

This Proxy Statement is being furnished to the holders of our ordinary shares, par value NIS 0.25 each, in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the 2021 Annual Meeting of Shareholders (the “Meeting”) to be held on May 19, 2021, at 5:00 p.m. (Israel time) and at any adjournment or postponement thereof, pursuant to the accompanying Notice of Annual General Meeting of Shareholders.

The agenda of the Meeting will be as follows:

1.
To re-elect the directors named in this Proxy Statement, each as a Class I director of the Board, to serve until the 2024 annual meeting of shareholders and until his successor has been duly elected and qualified, or until his office is vacated in accordance with the Company’s Articles of Association or the Israel Companies Law.

2.	To approve an amendment to our Compensation Policy for directors and officers.

3.	To approve a grant of equity awards to Larry Jasinski, the Company’s Chief Executive Officer (the “CEO”), and to approve changes to the terms of the base annual compensation to be paid to the CEO.

4.	To approve an amendment to our Articles of Association to effect an increase in the Company’s authorized share capital.

5.	To approve an amendment to our Articles of Association to add forum selection provisions.

6.	To approve the grant of restricted share units to our directors.

7.	To approve, on an advisory basis, the Company’s executive compensation, commonly referred to as a “say-on-pay” vote.

8.
To approve the reappointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the year ending December 31, 2021 and until the next annual meeting of shareholders, and to authorize the Board, upon recommendation of the audit committee, to fix the remuneration of said independent registered public accounting firm.

9.	To report on the business of the Company for the year ended December 31, 2020 and review the 2020 financial statements.

10.	To act upon any other matters that may properly come before the Meeting or any adjournment or postponement thereof.

Currently, we are not aware of any other matters that will come before the Meeting. If any other matters properly come before the Meeting, the persons designated as proxies intend to vote in accordance with their judgment on such matters.

QUESTIONS AND ANSWERS ABOUT THE MEETING

GENERAL

Q:	When and where is the Annual General Meeting of Shareholders being held?

A:
The Meeting will be held on May 19, 2021, at 5:00 p.m. (Israel time), at 3 Hatnufa Street, Floor 6, Yokneam Ilit 2069203, Israel. The health and well-being of our employees and shareholders are paramount, and we are closely monitoring developments related to COVID-19. Although we intend to hold our Meeting in person, we are sensitive to the public health and travel concerns our shareholders may have and the protocols that governments may impose. We reserve the right to convert to a virtual only meeting format. If we convert to a virtual only online meeting, we will announce the decision to do so as soon as possible in a Form 8-K filed with the Securities and Exchange Commission. As always, we encourage you to vote your shares prior to the Meeting.

Q:	Who can attend the Meeting?

A:
Any shareholder of the Company may attend. Please note that space limitations make it necessary to limit attendance to shareholders. Admission will be on a first-come, first-served basis, subject to COVID-19 protocols and regulations. Current proof of ownership of ReWalk’s shares as of the Record Date (as defined below), as well as a form of personal photo identification, must be presented in order to be admitted to the Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must bring a current brokerage statement or other form of proof reflecting ownership as of the Record Date (as defined below) with you to the Meeting. No cameras, recording equipment, electronic devices, use of cell phones or other mobile devices, large bags or packages will be permitted at the Meeting.

Q:	Who is entitled to vote?

A:
Only holders of record of ordinary shares at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. Each shareholder is entitled to one vote for each ordinary share owned as of the Record Date. Ordinary shares held in our treasury, which are not considered outstanding, will not be voted. On the Record Date, there were [___] ordinary shares outstanding entitled to vote and there were no outstanding shares of any other class of stock.

Joint holders of shares should note that, pursuant to our Articles of Association, the vote of the senior of joint holders of any share who votes such share, whether in person or by proxy, will be accepted to the exclusion of the vote(s) of the other registered holder(s) of such share, with seniority determined by the order in which the names of the joint holders appear in our Register of Shareholders. For the appointment of a proxy to vote shares held by joint holders to be valid, the signature of the senior of the joint holders must appear on the proxy card.

HOW TO VOTE YOUR SHARES

Q:	How do I vote?

A:
You may vote in person. Ballots will be passed out at the Meeting to anyone who wants to vote at the Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. If you are a shareholder of record, meaning that your shares are held directly in your name, you may vote in person at the Meeting. However, if your shares are held in “street name” (that is, though a bank, broker or other nominee), you must first obtain a signed proxy from the record holder (that is, your bank, broker or other nominee) and vote.

“Street name” holders may also vote by phone or through an Internet website. If you hold your shares in “street name” (e.g., through a broker, bank or other nominee), then you should have received this Proxy Statement from the bank, broker or nominee, along with its proxy card with voting instructions (including voting by phone or through an Internet website) and instructions on how to change your vote. Thus, if you are “street name” holder, your votes will be processed based on your instructions to your bank, broker or other nominee on how to vote the ordinary shares. Because you are not a shareholder of record, you may not vote those shares directly at the Meeting unless you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares directly, giving you the right to vote the shares at the Meeting.

You may vote by mail. Both shareholders of record and “street name” holders can do this by completing the proxy card (for shareholders of record) or voting instruction card (for “street name” holders”) and returning it in the enclosed, prepaid and addressed envelope. If you return a signed card but do not provide voting instructions, your shares will be voted as recommended by the Board.

Q:	What is the difference between holding shares as a shareholder of record and holding shares in “street name”? Will my shares be voted if I do not provide my proxy?

A:
Many ReWalk shareholders hold their shares in “street name,” meaning through a bank, broker or other nominee rather than directly in their own name. As explained in this Proxy Statement, there are some distinctions between shares held of record and shares owned in “street name.”

Shareholders of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC of New York, New York, you are considered, with respect to those shares, the shareholder of record. In such case, these proxy materials are being sent directly to you. If a shareholder of record, you have the right to grant your voting proxy directly to ReWalk or to vote in person at the Meeting. If you hold your shares directly in your own name and do not provide a proxy, your shares will not be voted.

“Street Name” Holders (Beneficial Owners)

If your shares are held through a bank, broker or other nominee, they are considered to be held in “street name” and you are the beneficial owner. If your shares are held in street name, these proxy materials are being forwarded to you by your bank, broker or nominee which is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct the bank, broker or nominee how to vote your shares for the Meeting. You also may attend the Meeting. However, because you are not the shareholder of record, you may not vote these shares in person at the Meeting, unless you first obtain a signed proxy from the record holder (your bank, broker or other nominee) giving you the right to vote the shares. Your bank, broker or nominee has enclosed a voting instruction card for you to use in directing the bank, broker or nominee regarding how to vote your shares.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority to vote your shares without your instructions only on routine matters, which at our upcoming Meeting will only be the reappointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the year ending December 31, 2021 (Proposal Eight). Your broker does not have discretionary authority to vote on non-routine matters without instructions from you, in which case a “broker non-vote” will occur and your shares will not be voted on these matters. Thus, while your broker may vote on Proposal Eight without instructions from you, your broker may not vote on Proposal One, Proposal Two, Proposal Three, Proposal Four, Proposal Five, Proposal Six or Proposal Seven unless you provide instructions. In the event of a broker non-vote, the shares held by you will be included in determining the presence of a quorum at the Meeting, but are not considered “present” for purposes of voting on the proposals. It is important for a shareholder that holds ordinary shares through a bank, broker or other nominee to instruct its bank, broker or other nominee regarding how to vote its shares if the shareholder wants its shares to count towards the vote tally for a given proposal.

Q:	Does ReWalk recommend I vote in advance of the Meeting?

A:	Yes. Even if you plan to attend the Meeting, we recommend that you vote your shares in advance so that your vote will be counted if you later decide not to attend the Meeting.

Q:	If I vote by proxy, can I change my vote or revoke my proxy?

A:	Yes. You may change your proxy instructions at any time prior to the vote at the Meeting. If you are a shareholder of record, you may do this by:

•	filing a written notice of revocation with our Chief Financial Officer (“CFO”), delivered to our address above;

•	delivering a timely later-dated proxy card or voting instruction form; or

•	attending the Meeting and voting (attendance at the Meeting will not cause your previously granted proxy to be revoked unless you specifically so request).

If you hold shares through a bank, broker or other nominee, you may revoke any prior voting instructions by contacting that firm or by voting via “legal proxy” at the Meeting.

Q:	How are my votes cast when I submit a proxy vote?

A:	When you submit a proxy vote, you appoint Jeff Dykan and Ori Gon, or either of them, as your representative(s) at the Meeting. Your shares will be voted at the Meeting as you have instructed.

Upon the receipt of a properly submitted proxy card, which is received by 5:00 p.m. (Israel time), on May 18, 2021, which is 24 hours prior to the Meeting, and not revoked prior to the Meeting, or which is presented to the chairperson at the Meeting, the persons named as proxies will vote the ordinary shares represented thereby at the Meeting in accordance with the Board’s recommendations as indicated in the instructions outlined on the proxy card.

Q:	What does it mean if I receive more than one proxy card?

A:	It means that you have multiple accounts at the transfer agent or with brokers. Please sign and return all proxy cards to ensure that all of your shares are voted.

ABOUT THE VOTING PROCEDURES AT THE MEETING

Q:	What constitutes a quorum?

A:
In order for us to conduct business at the Meeting, two or more shareholders must be present, in person or by proxy, representing at least 33-1/3% of the ordinary shares outstanding as of the Record Date. This is referred to as a quorum.

Ordinary shares represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for purposes of determining whether a quorum exists. As discussed further above, a “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner attends the Meeting but does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Abstentions and broker non‑votes will be counted as present in determining if a quorum is present.

Q:	What happens if a quorum is not present?

A:
If a quorum is not present, the Meeting will be adjourned to the same day at the same time the following week, or to such day and at such time and place as the Chairman of the meeting may determine with the consent of the holders of a majority of the shares present in person or by proxy and voting on the question of adjournment.

Q:	How will votes be counted?

A:
Each outstanding ordinary share is entitled to one vote for each proposed resolution to be voted on at the Meeting. Our Articles of Association do not provide for cumulative voting.

Each of the proposed resolutions requires the affirmative vote of a simple majority of our ordinary shares cast in person or by proxy at the Meeting on the proposal. In addition, under Israeli law, each of Proposal Two and Proposal Three requires, in addition to the affirmative vote of a simple majority of the ordinary shares of the Company, voted in person or by proxy at the Annual Meeting, on the proposal, that either: (1) a simple majority of shares voted at the Annual Meeting, excluding the shares of controlling shareholders and of shareholders who have a personal interest in the approval of the resolution, be voted “FOR” the proposed resolution, or (2) the total number of shares of non-controlling shareholders and of shareholders who do not have a personal interest in the resolution voted against approval of the resolution does not exceed two percent of the outstanding voting power in the Company. We refer to this threshold in this Proxy Statement as a “Special Majority”.

The term “controlling shareholder” means a shareholder having the ability to direct the activities of a company, other than by virtue of being an office holder. A shareholder is presumed to be a controlling shareholder if the shareholder holds 50% or more of the voting rights in a company or has the right to appoint the majority of the directors of the company or its general manager. To the knowledge of the Company, there is no shareholder who is a controlling shareholder.

Under the Israel Companies Law, a “personal interest” of a shareholder (i) includes a personal interest of the shareholder and any member of the shareholder’s family, family members of the shareholder’s spouse, or a spouse of any of the foregoing, or a personal interest of a company with respect to which the shareholder (or such family member) serves as a director or chief executive officer, owns at least 5% of the shares or has the right to appoint a director or chief executive officer, and (ii) excludes an interest arising solely from the ownership of our ordinary shares. Under the Israel Companies Law, in the case of a person voting by proxy for another person, “personal interest” includes a personal interest of either the proxy holder or the shareholder granting the proxy, whether or not the proxy holder has discretion how to vote. If you do not have a personal interest in this matter, you may assume that using the form of proxy enclosed herewith will not create a personal interest. To avoid confusion, in the form of proxy card, we refer to such a personal interest as a “personal benefit or other interest”.

The Israel Companies Law requires that each shareholder voting on the proposal indicate whether or not the shareholder is a controlling shareholder or has a personal interest in the proposed resolution. The enclosed form of proxy includes a box you can mark to confirm that you are not a “controlling shareholder” and do not have a personal interest in this matter. If you do not mark this box, your vote will not be counted.

It is highly unlikely that any of the Company’s public shareholders has a personal interest in any of the proposals. If you are unable to make this confirmation, please contact the Company’s CFO by facsimile no. +972-4-959-0125; if you hold your shares in “street name,” you may also contact the representative managing your account, who could contact us on your behalf.

Abstentions and broker non-votes will not be treated as either a vote “FOR” or “AGAINST” the matter for Proposal One, Proposal Two, Proposal Three, Proposal Four, Proposal Five, Proposal Six and Proposal Seven. Broker non-votes will not be counted as present and are not entitled to vote on Proposal One, Proposal Two, Proposal Three, Proposal Four, Proposal Five, Proposal Six and Proposal Seven. Because brokers have discretionary authority to vote on Proposal Eight, broker non‑votes will be counted as present and are entitled to vote on Proposal Seven. Abstentions will not be treated as either a vote “FOR” or “AGAINST” the matter for Proposal Eight.

Q:	How will my shares be voted if I do not provide instructions on the proxy card?

A:
If you are the record holder of your shares and do not specify on your proxy card how you want to vote your shares, your shares will be voted in favor of the proposals in accordance with the recommendation of the Board:

1.a. “FOR” the reelection of Mr. Jeff Dykan as a Class I director of the Board, to serve until the 2024 annual meeting of shareholders and until his successor has been duly elected and qualified, or until his office is vacated in accordance with the Company’s Articles of Association or the Israel Companies Law.

1.b. “FOR” the reelection of Mr. Yasushi Ichiki as a Class I director of the Board, to serve until the 2024 annual meeting of shareholders and until his successor has been duly elected and qualified, or until his office is vacated in accordance with the Company’s Articles of Association or the Israel Companies Law.

2. “FOR” the approval of an amendment to our Compensation Policy for directors and officers.

3. “FOR” the approval of a grant of equity awards to Larry Jasinski, the Company’s CEO, and to approve changes to the terms of the base annual compensation to be paid to the CEO.

4. “FOR” the approval of an amendment to our Articles of Association, as set forth in the Proxy Statement, to effect an increase in the Company’s authorized share capital.

5. “FOR” the approval of an amendment to our Articles of Association, as set forth in the Proxy Statement, to add forum selection provisions.

6. “FOR” the approval of a grant of restricted share units to our directors.

7. “FOR” the approval, on an advisory basis, of the Company’s executive compensation.

8. “FOR” the approval of the reappointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as ReWalk’s independent registered public accounting firm for the year ending December 31, 2021 and until the next annual meeting of shareholders, and to authorize the Board, upon recommendation of the audit committee, to fix the remuneration of said independent registered public accounting firm.

The named proxies will act in accordance with the best judgment of the named proxies on any other matters properly brought before the annual meeting and any postponement(s) or adjournment(s) thereof.

HOW TO FIND VOTING RESULTS

Q:	Where do I find the voting results of the Meeting?

A:
We plan to announce preliminary voting results at the Meeting. The final voting results will be reported following the Meeting on the “Investors” portion on our website at www.rewalk.com and in a Current Report on Form 8-K that will be filed with the U.S. Securities and Exchange Commission (the “SEC”) within four business days after the Meeting.

SOLICITATION OF PROXIES

Q:	Who will bear the costs of solicitation of proxies for the Meeting?

A:
ReWalk will bear the costs of solicitation of proxies for the Meeting. In addition to solicitation by mail, directors, officers and employees of ReWalk may solicit proxies from shareholders by telephone, in person or otherwise. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of ordinary shares held of record by them, and such custodians will be reimbursed by ReWalk for their reasonable out-of-pocket expenses. ReWalk may also retain an independent contractor to assist in the solicitation of proxies. If retained for such services, the costs will be paid by us.

POSITION STATEMENTS

Q:	Can a shareholder express an opinion on a proposal prior to the Meeting?

A:
In accordance with the Israel Companies Law and regulations promulgated thereunder, any ReWalk shareholder may submit a position statement on its behalf, expressing its position on an agenda item for the Meeting, to ReWalk Robotics Ltd., 3 Hatnufa Street, Floor 6, Yokneam Ilit 2069203, Israel, Attention: Chief Financial Officer, or by facsimile to +972-4-959-0125, no later than May 9, 2021. Position statements must be in English and otherwise must comply with applicable law. We will make publicly available any valid position statement that we receive.

DATE THESE PROXY MATERIALS ARE FIRST BEING MADE AVAILABLE

We are first making available this Proxy Statement and accompanying materials to shareholders on or about April [12], 2021. This Proxy Statement and our 2020 Annual Report are also available at http://ir.rewalk.com. Information contained on, or that can be accessed through, our website does not constitute a part of this Proxy Statement and is not incorporated by reference herein.

MATTERS SUBMITTED TO SHAREHOLDERS

PROPOSAL ONE

ELECTION OF CLASS I DIRECTORS

Our Board currently consists of eight directors. Our Articles of Association provide that our Board may consist of not less than five and not more than thirteen directors.

Under our Articles of Association, our directors (other than our external directors, if any, as discussed below) are divided into three classes. Class I currently consists of two directors, Class II currently consists of three directors and Class III currently consists of three directors. At each annual meeting of our shareholders, directors are elected or reelected for a term of office that expires at the third annual meeting following such election or reelection, such that, each year, the term of office of one class of directors expires.

Each director serves through the term of his or her class, except in the event of his or her earlier death, resignation, removal or termination otherwise. The term of each of our Class I directors, Messrs. Jeff Dykan and Yasushi Ichiki, expires at the Meeting. Our Class II directors, Mr. Larry Jasinski, Dr. John William Poduska and Ms. Randel E. Richner, will hold office until the annual meeting of our shareholders in 2022. Our Class III directors, Messrs. Wayne B. Weisman, Aryeh (Arik) Dan and Yohanan Engelhardt, will hold office until the annual meeting of our shareholders in 2023.

Except as indicated herein, there are no arrangements or understandings between any director or nominee for directorship and any other person pursuant to which such director or nominee was selected as director or nominee.

Upon recommendation of our nominating and corporate governance committee, our Board has nominated Messers. Jeff Dykan and Mr. Yasushi Ichiki as Class I directors to serve until the 2024 annual general meeting of shareholders. Each nominee has consented to being named in this Proxy Statement and to serve if elected and has advised us that he has the qualifications and time required for the performance of his duties as a director, and that there are no legal restrictions preventing him from assuming such office.

Director Nominees

Nominees for Election to the Board as Class I Directors to Serve Until the 2024 Annual General Meeting of Shareholders

Jeff Dykan, 62, has served on our Board since 2006 and has been the Chairman of our Board since 2009. He was appointed by our shareholder SCP Vitalife. Since 2002 Mr. Dykan has been a director of Vitalife Partners Management LP, the general partner of Vitalife, and since 2007 has been a director of its successor fund, SCP Vitalife GP, the corporate general partner of the common general partner of SCP Vitalife Partners II L.P. and its affiliate SCP Vitalife Partners (Israel) II L.P. He has also served as a managing member of SCP Vitalife Management Company, LLC and SCP Vitalife Management Israel Ltd., which by contract provides certain management services to the common general partner of SCP Vitalife. Prior to joining Vitalife, from 2001 to 2002, Mr. Dykan was the Chairman and Chief Executive Officer of BitBand Inc., formerly a provider of content management and delivery systems, specializing in video on demand for IPTV. Mr. Dykan is a member of the American Institute of Certified Public Accountants and holds a B.Sc. in accounting and management and an M.B.A. in computer applications, both from New York University. We believe that Mr. Dykan’s extensive knowledge of corporate finance, securities and investments and his years of acting in management roles provide him the qualifications and skills to serve as a member of our Board.

Yasushi Ichiki, 53, has served on our Board since 2014. He was appointed by our shareholder Yaskawa Electric Corporation, a manufacturer of motion controllers, switches, industrial switches and other automation products. Mr. Ichiki has been the Manager of the Corporate Planning Department, Corporate Planning Division, of Yaskawa Electric Corporation since May 2014. Previously, from February 2010 to April 2014, he served as the General Manager of Corporate Planning, Robotics Division of Yaskawa Europe GmbH. Mr. Ichiki holds a B.A. from Yamaguchi University, Japan. We believe that Mr. Ichiki’s management experience and his expertise in the development and marketing of robotics and power electronics technology provide him the qualifications and skills to serve as a member of our Board.

If elected at the Meeting, each nominee will serve until the 2024 annual meeting of our shareholders and until his respective successor has been duly elected and qualified, or until his office is vacated in accordance with our Articles of Association or the Israel Companies Law.

Proposed Resolutions

You are requested to adopt the following resolutions:

“1.a. RESOLVED, that Mr. Jeff Dykan be reelected as a Class I director, to serve until the 2024 annual meeting of shareholders and until his successor has been elected and qualified, or until his office is vacated in accordance with the Company’s Articles of Association or the Israel Companies Law, 5759‑1999”; and

“1.b. RESOLVED, that Mr. Yasushi Ichiki be reelected as a Class I director, to serve until the 2024 annual meeting of shareholders and until his successor has been elected and qualified, or until his office is vacated in accordance with the Company’s Articles of Association or the Israel Companies Law, 5759-1999”.

 Vote Required

The affirmative vote of a majority of our ordinary shares cast in person or by proxy at the Meeting on each of the foregoing resolutions is required to adopt such resolutions.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF EACH OF THE FOREGOING RESOLUTIONS.

Continuing Directors

Class II Directors Continuing in Office Whose Terms Expire at the 2022 Annual General Meeting of Shareholders

Set forth below is a list of our directors continuing in office until the 2022 annual general meeting of shareholders, together with certain biographical information, including their ages as of the date of this Proxy Statement:

Larry Jasinski, 63, has served as our CEO and as a member of our Board since February 2012. From 2005 until 2012, Mr. Jasinski served as the President and Chief Executive Officer of Soteira, Inc., a company engaged in development and commercialization of products used to treat individuals with vertebral compression fractures, which was acquired by Globus Medical in 2012. From 2001 to 2005, Mr. Jasinski was President and Chief Executive Officer of Cortek, Inc., a company that developed next-generation treatments for degenerative disc disease, which was acquired by Alphatec in 2005. From 1985 until 2001, Mr. Jasinski served in multiple sales, research and development, and general management roles at Boston Scientific Corporation. Mr. Jasinski has served on the board of directors of Massachusetts Bay Lines since 2015 and of LeMaitre Vascular, Inc. since 2003. Mr. Jasinski holds a B.Sc. in marketing from Providence College and an MBA from the University of Bridgeport. We believe that Mr. Jasinski’s successful leadership and executive experience, along with his extensive knowledge of the medical devices industry and research and development, provide him the qualifications and skills to act as a member of our Board.

Dr. John William Poduska, 83, has served on our Board since 2014. Dr. Poduska currently serves as a director of EXA Corporation (Nasdaq: EXA), a developer and provider of simulation software systems, where he serves as chairman of the compensation committee and a member of the nominating and corporate governance committee. He also serves as a director on the boards of a number of privately-held companies. Dr. Poduska also served as a director of Novell, Inc. until 2011 and of Anadarko Petroleum Corporation and Safeguard Scientifics, Inc. until 2009. Dr. Poduska was the Chairman of Advanced Visual Systems Inc., a provider of visualization software, from January 1992 to December 2001. From December 1989 until December 1991, Dr. Poduska was President and Chief Executive Officer of Stardent Computer Inc., a computer manufacturer. From December 1985 until December 1989, Dr. Poduska served as Chairman and Chief Executive Officer of Stellar Computer Inc., a computer manufacturer he founded which is the predecessor of Stardent Computer Inc. Prior to founding Stellar Computer, Inc., Dr. Poduska founded Apollo Computer Inc. and Prime Computer, Inc. Dr. Poduska holds a Sc.D. from MIT and an Honorary Doctorate of Humane Letters from Lowell University. We believe that Dr. Poduska’s varied director experience, both in private and public companies, his expertise in computer engineering and his familiarity with developing companies equip him with the qualifications and skills to serve as a member of our Board.

Randel E. Richner, 65, has served on our Board since November 2020. Ms. Richner has over 30 years’ experience in health policy, reimbursement and economics. From 2013 to 2015, Ms. Richner served as Executive Vice President of Intralign Health, LLC. From 2006 to 2012, she was President and Founder of Neocure Group, data analytics, health economics and reimbursement strategic services, acquired by Intralign Health, LLC in 2013. From 1997 to 2006, Ms. Richner was Vice President of Global Government Affairs and Reimbursement, Boston Scientific Corporation. Ms. Richner has engaged with U.S. Congress and CMS, appointed as first industry representative, Executive Committee (EC) Medicare Coverage Advisory Committee (MCAC). Presently, she serves on the Executive Dean’s Advisory Board, University of Michigan’s School of Public Health, Executive Board MichBio and Chairperson, Diversity Council.  Mr. Richner has served on multiple boards including MassMedic (founding Women in MedTech), Executive Advisory Board Center for Evaluation Value, Risk Tufts New England Medical Center, International Society of Pharmacoeconomics and Research (ISPOR), founding the U.S. Medical Device Council. Ms. Richner has been an invited executive lecturer at Dartmouth, Tuck School of Business; University of Michigan School of Engineering and University of Michigan School of Public Health. She has a Master of Public Health in Health Policy and Administration and a Bachelor of Science in Nursing from University of Michigan. We believe that Ms. Richner’s extensive leadership and board membership experience in the healthcare industry, as well as her familiarity with health economics and reimbursement procedures, provides her with a unique perspective of our market and the qualifications and skills to serve as a member of our Board.

Class III Directors Continuing in Office Whose Terms Expire at the 2023 Annual General Meeting of Shareholders

Set forth below is a list of our directors continuing in office until the 2023 annual general meeting of shareholders, together with certain biographical information, including their ages as of the date of this Proxy Statement:

Wayne B. Weisman, 65, has served on our Board since 2009 and as a member of our audit committee since March 15, 2020. He previously served as a member of our audit committee from the end of December 2017 until May 2018. He was appointed by our shareholder SCP Vitalife. Since 2007, Mr. Weisman has been a director of SCP Vitalife GP, the corporate general partner of the common general partner of SCP Vitalife Partners II L.P. and its affiliate SCP Vitalife Partners (Israel) II L.P. He has also served as a managing member of SCP Vitalife Management Company, LLC, which by contract provides certain management services to the common general partner of SCP Vitalife. Mr. Weisman is Chairman of Recro Pharma, Inc. (Nasdaq: REPH), a pharmaceutical contract development and manufacturing company. Mr. Weisman also serves on the board of directors of Baudax Bio, Inc. (Nasdaq: BXRX), a specialty pharmaceutical company developing multiple non-opioid therapeutics for the treatment of serious acute pain. He also serves on the boards of a number of private companies, including Garnet Biotherapeutics Inc. and Echo360 Inc. Mr. Weisman previously served on the board of directors of each of EndoSpan Ltd. from 2009 to 2015, Ivenix, Inc. from 2011 to 2015 and Pocared Diagnostics Ltd. from 2007 to 2015. He is vice chairman of the board of trustees of Young Scholars Charter School. He is also an advisory board member of the Philadelphia-Israel Chamber of Commerce and Mid-Atlantic Diamond Ventures, the venture forum of Temple University. Mr. Weisman holds a B.A. from the University of Pennsylvania and a J.D. from the University of Michigan Law School. We believe that Mr. Weisman’s leadership as a director of various pharmaceutical and healthcare companies and his extensive experience serving as a director on other boards provide him the qualifications and skills to serve as a member of our Board.

Aryeh (Arik) Dan, 62, has served on our Board since 2013. He was appointed by our shareholder Yaskawa Electric Corporation, a manufacturer of motion controllers, switches, industrial robots and other automation products. He has served as the President and Chief Executive Officer of Yaskawa Europe Technology since 2005. Mr. Dan holds a B.Sc. in aeronautical engineering from the Technion-Israel Institute of Technology and completed studies in the M.B.A. research program at Keio University, Japan. We believe that Mr. Dan’s leadership experience and his expertise in robotics technology and research and development provide him with the qualifications and skills to serve as a member of our Board.

Yohanan Engelhardt, 63, has served on our Board since May 2018 and has been the chairman of our audit committee since May 3, 2018. Mr. Engelhardt served as CFO and Vice President of Finance of publicly traded and private companies for 25 years, including 18 years at ViryaNet, a provider of mobile workforce management software solutions. During his tenure at ViryaNet he oversaw all financial operations, M&A activities, private placements, the company’s initial public offering and the sale of the company to a large private equity firm in 2014. Since 2015, he has provided CFO services to early-stage companies as well as accounting services to an accounting firm. Mr. Engelhardt holds a B.A. in accounting and economics from the Hebrew University of Jerusalem and a Certified Public Accountant license in the United States and in Israel. He is a member of the American Institute of Certified Public Accountants and the Institute of Certified Public Accountants in Israel. We believe that Mr. Engelhardt’s extensive background as executive in various public companies provides him the qualifications and skills to serve as a member of our Board.

CORPORATE GOVERNANCE

Opt-Out of Certain Israel Companies Law Requirements

As an Israeli company, we are required to comply with the requirements of the Israel Companies Law and the regulations promulgated thereunder. Until early 2018, our Board was required to include at least two “external directors” as defined under the Israel Companies Law. In addition, we were required to comply with certain requirements under the Israel Companies Law regarding the composition of our audit committee and compensation committee, including requirements relating to the inclusion and role of the external directors on such committees. Pursuant to regulations promulgated under the Israel Companies Law, however, we — as a company that does not have a controlling shareholder, and that complies with the United States securities laws and the Nasdaq corporate governance rules — were permitted to “opt out” of the requirement to appoint external directors as well as the above requirements related to the composition of the audit committee and the compensation committee.

In February 2018, our Board determined that opting out of the requirements under the Israel Companies Law regarding the appointment of external directors and the composition of our audit committee and compensation committee would reduce our administrative and financial burden and provide greater flexibility in attracting highly-qualified directors, while maintaining appropriate corporate governance standards; accordingly, we opted out of such requirements. As a result, our Board is no longer required to include two external directors, and our audit committee and compensation committee do not need to comply with certain committee composition requirements under the Israel Companies Law. Following our opting-out of such requirements, Dr. John William Poduska continued to serve as a member of our Board but not as an external director or a member of any of Class I, Class II or Class III. His term was initially scheduled to expire in 2020, but because of the Company’s decision to opt out of the requirements as described above, Dr. Poduska was nominated for reelection as a Class II director in 2019.

Director Independence

Our Board has determined that, other than Larry Jasinski, our CEO, all of our current directors are, and all of our former directors who served in fiscal 2020 (including Peter Wehrly and Chunlin (Allen) Han) were, independent under Nasdaq listing standards. Furthermore, our Board also determined that all current members of, and former directors who served during fiscal 2020 on, the audit committee, compensation committee, and nominating and corporate governance committee are (or, in the case of former directors, were) independent under the applicable Nasdaq listing standards and rules and regulations of the SEC. In making its determinations regarding independence, the Board carefully reviewed the categorical tests enumerated in the Nasdaq independence definition, as well as the individual circumstances of each director with regard to each director’s business and personal activities as they may relate to the Company and our management.

Nasdaq Listing Standards

The Nasdaq definition of “independent director” includes a series of objective tests. Specifically, a director is deemed independent under the Nasdaq rules if such director is not an executive officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Generally, the following persons are not considered independent, among others:

•	a director who is, or at any time during the past three years was, employed by the company;

•
a director who accepted or who has a family member who accepted any compensation from the company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than compensation for board or board committee service, compensation paid to a family member who is an employee (other than an executive officer) of the company, or benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•	a director who is a family member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer;

•
a director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following: (i) payments arising solely from investments in the Company’s securities; or (ii) payments under non-discretionary charitable contribution matching programs;

•
a director who is, or has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company serve on the compensation committee of such other entity; and

•
a director who is, or has a family member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

Audit Committee

We have a separately designated standing audit committee. The audit committee consists of Mr. Yohanan Engelhardt, Dr. John William Poduska and Mr. Wayne B. Weisman (and previously consisted of Mr. Peter Wehrly, who Mr. Weisman replaced). Mr. Yohanan Engelhardt serves as the chairman of the audit committee. The audit committee holds a minimum of four meetings per year and will meet more frequently as circumstances require. The audit committee met five times during the fiscal year ended December 31, 2020.

Israel Companies Law Requirements

Under the Israel Companies Law, we are required to appoint an audit committee. As discussed above under “Opt-Out of Certain Israel Companies Law Requirements”, in February 2018 we opted out of certain Israel Companies Law requirements, including certain requirements as to the composition of our audit committee.

Nasdaq Listing Standards and SEC Requirements

Under the Nasdaq corporate governance rules, we are required to maintain an audit committee consisting of at least three independent directors, each of whom is financially literate and one of whom has accounting or related financial management expertise. Additionally, we must state whether any members of the audit committee qualifies as an “audit committee financial expert” under Item 407(d) of Regulation S-K as promulgated by the SEC.

All members of the audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the Nasdaq corporate governance rules. Our Board of Directors has determined that Yohanan Engelhardt is an audit committee financial expert as defined by the SEC rules and has the requisite financial sophistication as defined by the Nasdaq corporate governance rules.

Each of the current audit committee members (and the former audit committee member who served in 2020)  is “independent” as such term is defined under the Nasdaq corporate governance rules and under Rule 10A-3(b)(1) promulgated under the Exchange Act, which is different from the general test for independence of board members and members of other committees.

Audit Committee Role

Our Board has adopted an audit committee charter that sets forth the responsibilities of the audit committee consistent with the rules of the SEC and the Nasdaq corporate governance rules, as well as the requirements for such committee under the Israel Companies Law, including the following:

•
overseeing our independent registered public accounting firm and recommending the engagement, compensation or termination of engagement of our independent registered public accounting firm to the Board in accordance with Israeli law;

•	reviewing regularly the senior members of the independent auditor’s team, including the lead audit partner and reviewing partner;
•	pre-approving the terms of audit, audit-related and permitted non-audit services provided by the independent registered public accounting firm for pre-approval by our Board;
•	recommending the engagement or termination of the person filling the office of our internal auditor;
•
reviewing periodically with management, the internal audit and the independent registered public accounting firm the adequacy and effectiveness of the Company’s internal control over financial reporting; and

•	reviewing with management and the independent registered public accounting firm the annual and quarterly financial statements of the Company prior to filing with the SEC.

The charter of the audit committee is available at http://ir.rewalk.com. Information contained on, or that can be accessed through, our website does not constitute a part of this Proxy Statement and is not incorporated by reference herein.

The audit committee provides assistance to our Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control over financial reporting and legal compliance. Specifically, the audit committee pre-approves the services performed by our independent registered public accounting firm and reviews the firm’s reports regarding our accounting practices and systems of internal control over financial reporting. The audit committee also oversees the audit efforts of our independent registered public accounting firm and takes those actions that it deems necessary to satisfy itself that such accountants are in fact independent of management.

Under the Israel Companies Law, the audit committee is responsible for:
•	determining whether there are deficiencies in the business management practices of our Company and making recommendations to our Board to improve such practices;

•
determining whether to approve certain related party transactions, and classifying transactions in which a controlling shareholder has a personal benefit or other interest as significant or insignificant (which affects the required approvals) (see “—Approval of Related Party Transactions under Israeli Law”);

•
examining our internal controls and internal auditor’s performance, including whether the internal auditor has sufficient resources and tools to dispose of its responsibilities, and in certain cases approving the annual work plan of our internal auditor;

•
examining the scope of our auditor’s work and compensation and submitting a recommendation with respect thereto to our Board or shareholders, depending on which of them is considering the appointment of our auditor; and

•	establishing procedures for the handling of employees’ complaints as to the deficiencies in the management of our business and the protection to be provided to such employees.

 The audit committee may not approve any actions requiring its approval unless at the time of the approval a majority of the committee’s members are present. See “—Approval of Related Party Transactions under Israeli Law.”

Compensation Committee

We have a separately designated standing compensation committee. The compensation committee consists of Mr. Aryeh (Arik) Dan and Dr. John William Poduska. Dr. Poduska serves as the chairman of the compensation committee. The compensation committee meets as circumstances require and held four meetings during the year ended December 31, 2020. Under its charter, the compensation committee may ask members of management to attend meetings and provide pertinent information as needed. However, any person ineligible to serve as a member of the committee under the Israel Companies Law generally may not attend committee meetings unless to present on a particular topic as determined by the committee. The CEO may not be present during voting or deliberation on his compensation.

Israel Companies Law Requirements

Under the Israel Companies Law, the board of directors of a public company must appoint a compensation committee. As discussed above under “Opt-Out of Certain Israel Companies Law Requirements”, in February 2018 we opted out of certain Israel Companies Law requirements, including certain requirements as to the composition of our compensation committee.

The duties of the compensation committee include the recommendation to the company’s board of directors of a policy regarding the terms of engagement of directors and of specified members of senior management, which we refer to as a compensation policy. That compensation policy must be adopted by the company’s board of directors, after considering the recommendations of the compensation committee, and must then be approved by the company’s shareholders, which approval requires a Special Approval for Compensation (as defined below under “—Approval of Related Party Transactions under Israeli Law—Fiduciary Duties of Directors and Executive Officers”). Our Board adopted a compensation policy, which our shareholders subsequently approved at the extraordinary general meeting of our shareholders held on December 15, 2014. Our shareholders approved amendments to our compensation policy at the annual general meetings of our shareholders held on December 3, 2015, May 24, 2016, June 27, 2017, March 27, 2019 and June 18, 2020 (as amended, the “Compensation Policy”). We are proposing that the Compensation Policy be further amended, and re-adopted following such amendments at the Meeting. See Proposal Two below.

The compensation policy of an Israeli company must serve as the basis for decisions concerning the financial terms of employment or engagement of office holders, including compensation, benefits, exculpation, insurance and indemnification. The compensation policy must take into account certain factors, including advancement of the company’s objectives, the company’s business plan and its long-term strategy, and creation of appropriate incentives. It must also consider, among other things, the company’s risk management, size and the nature of its operations. The compensation policy must include certain principles, such as the following: a link between variable compensation and long-term performance and measurable criteria; the relationship between variable and fixed compensation; and the minimum holding or vesting period for variable, equity-based compensation. We believe that the Compensation Policy satisfies these requirements.

The compensation committee is responsible for (a) recommending the compensation policy to our Board for its approval (and subsequent approval by our shareholders) and (b) duties related to the Compensation Policy and to the compensation of our directors and senior management, including:

•	reviewing and making recommendations regarding our Compensation Policy at least every three years;
•	recommending to the Board periodic updates to the Compensation Policy;
•	assessing implementation of the Compensation Policy;
•	approving compensation terms of executive officers, directors and employees affiliated with controlling shareholders; and
•	exempting certain compensation arrangements from the requirement to obtain shareholder approval under the Israel Companies Law.

Nasdaq Listing Standards and Section 16 of the Exchange Act

Under the Nasdaq corporate governance rules, we are required to maintain a compensation committee consisting of at least two independent directors. Each of the members of the compensation committee is required to be independent under the Nasdaq listing standards relating to compensation committee members, which are different from the general test for independence of board and members of other committees. In assessing independence, the Board considered all factors specifically relevant to determining whether a director has a relationship to the Company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member and determined that each of the members of the compensation committee satisfies those requirements. Additionally, transactions between us and our directors and executive officers will be considered exempt from short-swing liability under Section 16(b) of the Exchange Act if approved by our Board or a committee composed solely of two or more “non-employee directors,” as defined in Rule 16b-3 under the Exchange Act (“Rule 16b-3”). Our Board has determined that each of the members of the compensation committee is a “non-employee director,” as defined in Rule 16b-3.

Compensation Committee Role

Our Board has adopted a compensation committee charter setting forth the responsibilities of the committee, which include:

•	reviewing and approving the granting of options and other incentive awards under the Company’s equity compensation plans to the extent such authority is delegated by our Board;
•
recommending the Company’s compensation policy and reviewing that policy from time to time both with respect to the CEO and other office holders and generally, including to assess the need for periodic updates;

•	reviewing and approving corporate goals relevant to the compensation of the CEO and other officers and evaluating the performance of the CEO and other officers; and
•	reviewing, evaluating and making recommendations regarding the compensation and benefits for our non-employee directors.

The charter of the compensation committee is available at http://ir.rewalk.com. Information contained on, or that can be accessed through, our website does not constitute a part of this Proxy Statement and is not incorporated by reference herein.

Subject to applicable law, the compensation committee may delegate its authority to subcommittees established from time to time by the committee. Such subcommittees shall consist of one or more members of the committee or the board and shall report to the committee. The compensation committee is authorized to retain and terminate compensation consultants, legal counsel or other advisors to the committee and to approve the engagement of any such consultant, counsel or advisor, to the extent it deems necessary or appropriate after specifically analyzing the independence of any such consultant retained by the compensation committee.

Compensation Consultant

The compensation committee has authority to retain compensation consulting firms to assist it in the evaluation of executive officer and employee compensation and benefit programs. The compensation committee has retained Aon Hewitt (“Aon”) as its independent compensation advisor. Aon provides an objective perspective as to the reasonableness of our executive compensation programs and practices and their effectiveness in supporting our business and compensation objectives, as well as our equity compensation plans and amount of shares available for grants.

Although Aon regularly consults with management in performing work requested by the compensation committee, it did not perform any separate additional services for management. The compensation committee has assessed the independence of Aon pursuant to applicable SEC rules and concluded that no conflict of interest exists that would prevent Aon from independently representing the compensation committee.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee consists of Mr. Aryeh (Arik) Dan and Mr. Jeff Dykan. Mr. Jeff Dykan serves as the chairman of the nominating and corporate governance committee. The nominating and corporate governance committee meets as circumstances require, and held informal meetings and discussions and acted by written consent during the year ended December 31, 2020. Our Board has adopted a nominating and corporate governance committee charter that sets forth the responsibilities of the nominating and corporate governance committee, which include:

•	overseeing and assisting our board in reviewing and recommending nominees for election as directors;
•	reviewing and evaluating recommendations regarding management succession;
•	assessing the performance of the members of our board; and
•	establishing and maintaining effective corporate governance policies and practices, including, but not limited to, developing and recommending to our Board a code of conduct.

The nominating and corporate governance committee considers proposals from a number of sources, including recommendations for nominees from shareholders submitted upon written notice to the chairman of the nominating and corporate governance committee, c/o ReWalk Robotics Ltd., 3 Hatnufa Street, Floor 6, Yokneam Ilit 2069203, Israel. For information regarding shareholder nominations of directors, see the procedures under our Articles of Association described below in “Proposals of Shareholders at 2022 Annual Meeting.” Other sources include referrals from other directors, members of management and the Company’s advisors. When considering a person to be recommended for nomination as a director, the nomination and governance committee evaluates, whether sourced by a shareholder or otherwise, among other factors, experience, accomplishments, education, skills, personal and professional integrity, diversity of the Board and the candidate’s ability to devote the necessary time for service as a director (including directorships and other positions held at other corporations and organizations).  The nominating and governance committee does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our shareholders.

The nominating and corporate governance committee has no specific policy on director diversity. However, the Board reviews diversity of viewpoints, background, experience, accomplishments, education and skills when evaluating nominees. Additionally, under Israeli law, if at the time of election of a director, all of the members of the Board are of the same gender, the director to be elected must be of the other gender. The Board believes that such diversity is important because it provides varied perspectives and promotes active and constructive discussion among directors and between the Board and management, resulting in more effective oversight of management’s formulation and implementation of strategic initiatives. The Board believes its diversity is demonstrated in the range of experiences, qualifications and skills of the current members of the Board, as well as gender identities and ethnic backgrounds, reflected in the membership of Ms. Richner and Mr. Ichiki. In addition, in the Board’s executive sessions and in annual performance evaluations conducted by the Board and its committees, the Board from time to time considers whether the Board’s composition promotes a constructive and collegial environment. In determining whether an incumbent director should stand for reelection, the nominating and corporate governance committee considers the above factors, as well as that director’s personal and professional integrity, attendance, preparedness, participation and candor and other relevant factors as determined by the Board.

The charter of the nominating and corporate governance committee is available at http://ir.rewalk.com. Information contained on, or that can be accessed through, our website does not constitute a part of this Proxy Statement and is not incorporated by reference herein.

Shareholder Communications with the Board

The Board recommends that shareholders initiate any communications with the Board in writing and send them care of our CFO at the following address: 3 Hatnufa Street, Floor 6, Yokneam Ilit 2069203, Israel. This centralized process will assist the Board in reviewing and responding to shareholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. Our CFO will forward such correspondence only to the intended recipients; however, prior to forwarding any correspondence our CFO will review such correspondence and, in his or her discretion, not forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, some of that correspondence may be forwarded elsewhere in the Company for review and possible response.

Any employee may make confidential, anonymous submissions of concerns regarding questionable accounting or auditing matters and may communicate directly with the chairman of the audit committee by letter to the above address, marked for the attention of the chairman, or by leaving a telephonic message on a dedicated employee hotline. Any written communication received from any interested party, including employees, regarding accounting, internal accounting controls or auditing matters are processed in accordance with procedures adopted by the audit committee.

Approval of Related Party Transactions Under Israeli Law

Disclosure of Personal Benefits or Other Interests of an Office Holder and Approval of Certain Transactions

The Israel Companies Law requires that an office holder promptly disclose to the board of directors any personal benefit or other interest that he or she may have, and all related material information or documents, concerning any existing or proposed transaction with the company. A personal benefit or other interest includes the individual’s own benefit or other interest and, in some cases, a personal benefit or other interest of such person’s relative or an entity in which such individual, or his or her relative, is a 5% or greater shareholder, director or general manager, or in which he or she has the right to appoint at least one director or the general manager, but does not include a personal benefit or other interest stemming only from ownership of our shares.

If an office holder has a personal benefit or other interest in a transaction, approval by the board of directors is required for the transaction. Once an office holder has disclosed his or her personal benefit or other interest in a transaction, the board of directors may approve an action by the office holder that would otherwise be deemed a breach of duty of loyalty. A company may not, however, approve a transaction or action unless it is in the best interests of the company, or if the office holder is not acting in good faith.

Special approval is required for an extraordinary transaction, which under the Israel Companies Law is defined as any of the following:

•	a transaction other than in the ordinary course of business;
•	a transaction that is not on market terms; or
•	a transaction that may have a material impact on a company’s profitability, assets or liabilities.

An extraordinary transaction in which an office holder has a personal benefit or other interest requires approval first by the company’s audit committee and subsequently by the board of directors. The compensation of, or an undertaking to indemnify or insure, an office holder who is not a director requires approval first by the company’s compensation committee, then by the company’s board of directors and, if such compensation arrangement or an undertaking to indemnify or insure is inconsistent with the company’s compensation policy or if the office holder is the Chief Executive Officer (apart from a number of specific exceptions), then such arrangement is subject to shareholder approval by a simple majority, which must also include at least a majority of the shares voted by all shareholders who are neither controlling shareholders nor have a personal benefit or other interest in such compensation arrangement (alternatively, in addition to a simple majority, the total number of shares voted against the compensation arrangement by non-controlling shareholders and shareholders who do not have a personal benefit or other interest in the arrangement may not exceed 2% of our outstanding shares). We refer to this as the “Special Approval for Compensation”. Arrangements regarding the compensation, indemnification or insurance of a director require the approval of the compensation committee, board of directors and shareholders by a simple majority, in that order, and under certain circumstances, a Special Approval for Compensation.

Generally, a person who has a personal benefit or other interest in a matter that is considered at a meeting of the board of directors or the audit committee may not be present at such a meeting or vote on that matter unless the chairman of the board of directors or the audit committee (as applicable) determines that he or she should be present in order to present the transaction that is subject to approval. If a majority of the members of the board of directors or the audit committee (as applicable) have a personal benefit or other interest in the approval of a transaction, then all directors may participate in discussions of the board of directors or the audit committee (as applicable) on such transaction and in the voting, but shareholder approval is also required for such transaction.

Disclosure of Personal Benefits or Other Interests of Controlling Shareholders and Approval of Certain Transactions

Pursuant to the Israel Companies Law, the disclosure requirements regarding personal benefits or other interests that apply to directors and executive officers also apply to a controlling shareholder of a public company. In this context, a controlling shareholder includes a shareholder who holds 25% or more of our outstanding shares if no other shareholder holds more than 50% of our outstanding shares. For this purpose, the holdings of all shareholders who have a personal benefit or other interest in the same transaction will be aggregated. The approval of the audit committee, the board of directors and the shareholders of the company, in that order, is required for (a) extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal benefit or other interest, (b) our engagement with a controlling shareholder or his or her relative, directly or indirectly, for the provision of services to us, (c) the terms of engagement and compensation of a controlling shareholder or his or her relative who is not an office holder or (d) our employment of a controlling shareholder or his or her relative, other than as an office holder. In addition to shareholder approval by a simple majority, the transaction must be approved by a Special Majority.

To the extent that any such transaction with a controlling shareholder is for a period extending beyond three years, approval is required once every three years, unless, with respect to certain transactions, the audit committee determines that the duration of the transaction is reasonable under the circumstances.

Arrangements regarding the compensation, indemnification or insurance of a controlling shareholder in his or her capacity as an office holder require the approval of the compensation committee, board of directors and shareholders, in that order, by a Special Majority, and the terms must be consistent with our Compensation Policy.

Pursuant to regulations promulgated under the Israel Companies Law, certain transactions with a controlling shareholder or his or her relative, or with directors, that would otherwise require approval of our shareholders may be exempt from shareholder approval upon certain determinations of the audit committee and board of directors. Under these regulations, we must publish these determinations, and a shareholder holding at least 1% of our outstanding shares may, within 14 days of after publication, demand shareholder approval despite such determinations.

Board Leadership Structure

The Board has no policy regarding the need to separate or combine the offices of Chairman of the Board and CEO and remains free to make this determination from time to time in a manner that the Board deems most appropriate for our Company. Currently, we have separated the positions of CEO and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for the day-to-day leadership and performance of the Company, while the Chairman of the Board (in collaboration with other members of the Board) sets the strategic direction of the Company, provides guidance to the management, sets the agenda for the Board meetings (in collaboration with the other members of the Board) and presides over meetings of the Board. We believe that separating these positions allows the Chairman of the Board to lead the Board in its fundamental role of providing direction and guidance to management, while allowing our CEO to focus on our day-to-day operations. In addition, we believe that the current separation provides a more effective monitoring and objective evaluation of the performance of the CEO. The Board believes it is important that the Company retain organizational flexibility to determine whether the roles of CEO and Chairman of the Board should be separated or combined.

Risk Management

The Board is actively involved in the oversight and management of risks that could affect the Company. This oversight and management is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees, but the full Board has retained responsibility for general oversight of risks. The Board regularly receives reports from members of senior management on areas of material risk to the Company, including operational (which itself includes cybersecurity matters), financial, regulatory and legal. The audit committee oversees management of financial risks (including liquidity and credit), approves all transactions with related persons and is primarily responsible for oversight of the Company’s financial reporting process and internal control over financial reporting. The compensation committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The nominating and corporate governance committee oversees the Company’s corporate governance programs, including the administration of the Code of Business Conduct and Ethics. The Board discharges its oversight responsibility through full reports by each committee chair regarding the relevant committee’s actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Meetings Attended by Directors

During the fiscal year ended December 31, 2020, the Board held a total of 15 meetings, and each of our incumbent directors except for Mr. Ichiki attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by the committees of the Board on which such director served during the period in which such director served.  Mr. Ichiki was unable to attend the meetings he missed due to work conflicts and timing issues, due to Mr. Ichiki’s residence in Japan. The Board regularly holds executive sessions in which only its independent directors meet without management present. Although we do not maintain a formal policy regarding director attendance at the annual general meeting of shareholders, in 2020, Jeff Dykan, one of our directors and our Chairman of the Board, attended the annual general meeting of shareholders.

Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics applicable to all of our directors and employees, including our CEO, CFO, controller or principal accounting officer, or other persons performing similar functions, which fulfils applicable guidelines issued by the SEC. The full text of the Code of Business Conduct and Ethics is posted at http://ir.rewalk.com. Information contained on, or that can be accessed through, our website does not constitute a part of this Proxy Statement and is not incorporated by reference herein. We will also provide a hard copy of our Code of Business Conduct and Ethics free of charge upon written request to ReWalk Robotics, Ltd., 3 Hatnufa Street, Floor 6, Yokneam Ilit 2069203, Israel. If we make any amendment to the Code of Business Conduct and Ethics or grant any waivers, including any implicit waiver, from a provision of the code, we will disclose the nature of such amendment or waiver on our website within four business days to the extent required by the rules and regulations of the SEC. We granted no waivers under our Code of Business Conduct and Ethics in 2020.

Anti-Hedging Policy

Under our Insider Trading Policy, directors, officers and employees are restricted from engaging in short sales, standing orders (other than approved trading plans) or offer hedging in relation to their Company shares. In addition, the Company prohibits employees and directors from holding Company securities in a margin account.

AUDIT COMMITTEE REPORT

On behalf of the Board of Directors of the Company, the audit committee oversees the operation of the Company’s system of internal controls in respect of the integrity of its financial statements and reports, compliance with laws, regulations and corporate policies, and the qualifications, performance and independence of its independent registered public accounting firm. Management has the primary responsibility for the Company’s financial statements and financial reporting process, and the Company’s independent registered public accounting firm is responsible for auditing those financial statements.

Consistent with its oversight responsibility, the audit committee has reviewed and discussed with management and its independent registered public accounting firm the audited consolidated financial statements of the Company for the year ended December 31, 2020 and the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020.

The audit committee has also discussed with the Company’s independent registered public accounting firm the matters required to be discussed under applicable Public Company Accounting Oversight Board (“PCAOB”) rules, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Company’s independent registered public accounting firm also provided to the audit committee the written disclosures and letter regarding their independence required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence. The audit committee also discussed with the independent registered public accounting firm their independence from the Company and its management and considered whether the non-audit services provided by the independent registered public accounting firm to the Company are compatible with maintaining the firm’s independence.

The audit committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The audit committee met with the independent registered public accounting firm to discuss the results of its examinations and the overall quality of the Company’s financial reporting.

Based on the audit committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraph, the audit committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2020, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the Securities and Exchange Commission. The audit committee has selected Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, and has asked the shareholders to ratify the selection.

The Audit Committee Yohanan Engelhardt Dr. John William Poduska Wayne B. Weisman

The foregoing report of the audit committee of the Board of Directors shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed to be filed with the SEC under the Securities Act or the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April [8], 2021, there were [46,092,577] ordinary shares outstanding, excluding ordinary shares issuable in connection with the exercise of outstanding warrants or outstanding options or upon the vesting of restricted stock units (“RSUs”). The voting rights of all shareholders are the same. Each ordinary share is entitled to one vote upon each matter to be presented at the Meeting.

The following table sets forth certain information as of April [8], 2021, concerning the number of ordinary shares beneficially owned, directly or indirectly, by:

(2)	each person, or group of affiliated persons, known to us to beneficially own more than 5% of our outstanding ordinary shares;

(2)	each of our directors and director nominees;

(3)	each of our Named Executive Officers (as defined under “Summary Compensation Table” below); and

(4)	all of our directors and executive officers serving as of December 31, 2020, as a group.

Beneficial ownership is determined in accordance with the rules of the SEC based on voting and investment power with respect to such shares. Shares subject to options or warrants that are currently exercisable or exercisable within 60 days of April [8], 2021, and shares subject to RSUs that were vested as of or will vest within 60 days of April [8], 2021, are deemed to be outstanding and to be beneficially owned by the person holding such options, RSUs or warrants for the purpose of computing the percentage ownership of such person. However, such shares are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person.

Under the terms of the terms of certain outstanding warrants, a holder may not exercise the warrants to the extent that such shareholder, together with its affiliates, would beneficially own, after such exercise, more than 4.99% or 9.99% of the ordinary shares then outstanding, as applicable (subject to the right of the shareholder with a 4.99% ownership limitation to increase or decrease such beneficial ownership limitation upon notice to us, provided that such limitation cannot exceed 9.99%), and provided that any increase in the beneficial ownership limitation shall not be effective until 61 days after such notice is delivered. Consistent with beneficial ownership reporting principles under Section 13(d) of the Exchange Act, the below table only shows ordinary shares underlying warrants that are deemed to be beneficially owned, assuming compliance with these ownership limitations.

All information with respect to the beneficial ownership of any principal shareholder has been furnished by such shareholder or is based on our filings with the SEC and, unless otherwise indicated below, we believe that persons named in the table have sole voting and sole investment power with respect to all the ordinary shares shown as beneficially owned, subject to community property laws, where applicable. The ordinary shares beneficially owned by our directors and officers may include shares owned by their respective family members, as to which such directors and officers disclaim beneficial ownership. Unless otherwise noted below, each shareholder’s address is c/o ReWalk Robotics Ltd., 3 Hatnufa Street, Floor 6, Yokneam Ilit 2069203, Israel.

Name	Number of Shares	Percentage of Shares
5%-or-More Beneficial Owners:
Intracoastal Capital, LLC (1)	2,537,243	5.3%
Named Executive Officers and Directors:
Larry Jasinski(2)	37,729	*
Jeff Dykan(3) (4)	68,396	*
Yohanan Engelhardt(5)	13,960	*
Wayne B. Weisman(3) (6)	74,525	*
Aryeh (Arik) Dan(6)	14,520	*
Yasushi Ichiki(6)	14,520	*
Randel Richner(7)	6,874	*
Dr. John William Poduska(8)	15,020	*
Ofir Koren(9)	5,860	*
Ori Gon(10)	17,539	*
All directors and executive officers as a group (9 persons) (11)	203,080	*

*	Ownership of less than 1%.

(1)
Based on a Schedule 13G/A filed on January 29, 2021, includes, as of December 31, 2020, 2,537,243 ordinary shares, which consisted of (i) 871,840 ordinary shares held by Intracoastal Capital LLC (“Intracoastal”), (ii) 411,523 ordinary shares issuable upon exercise of a warrant held by Intracoastal (“Intracoastal Warrant 1”), (iii) 600,000 ordinary shares issuable upon exercise of a second warrant held by Intracoastal (“Intracoastal Warrant 2”) and (iv) 653,880 ordinary shares issuable upon exercise of a third warrant held by Intracoastal (“Intracoastal Warrant 3”). The foregoing excludes (I) 3,900 ordinary shares issuable upon exercise of a fourth warrant held by Intracoastal (“Intracoastal Warrant 4”) because Intracoastal Warrant 4 contains a 4.99% blocker provision, (II) 136,152 ordinary shares issuable upon exercise of a fifth warrant held by Intracoastal (“Intracoastal Warrant 5”) because Intracoastal Warrant 5 contains a 4.99% blocker provision, and (III) 166,667 ordinary shares issuable upon exercise of a sixth warrant held by Intracoastal (“Intracoastal Warrant 6”) because Intracoastal Warrant 6 contains a 4.99% blocker provision. Without such blocker provisions, each of the Reporting Persons may have been deemed to have beneficial ownership of 2,843,962 ordinary shares. Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal, have shared voting control and investment discretion over the securities held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership over such shares of Intracoastal. The principal business address of Intracoastal is 245 Palm Trail, Delray Beach, FL 33482.

(2)	Consists of 5,249 ordinary shares, including 419 shares underlying RSUs vesting within 60 days, and exercisable options to purchase 32,480 ordinary shares.
(3)
Based on Section 13(d) and 16 filings made with the SEC, consists of 40,707 ordinary shares beneficially owned by SCP Vitalife Partners II, L.P., or SCP Vitalife Partners II, a limited partnership organized in the Cayman Islands, 13,596 ordinary shares beneficially owned by SCP Vitalife Partners (Israel) II, L.P., or SCP Vitalife Partners Israel II, a limited partnership organized in Israel, 2,480 ordinary shares beneficially owned by Vitalife Partners (Overseas) L.P., or Vitalife Partners Overseas, 820 ordinary shares beneficially owned by Vitalife Partners (Israel) L.P., or Vitalife Partners Israel, 829 ordinary shares beneficially owned by Vitalife Partners (D.C.M) L.P., or Vitalife Partners DCM, and 1,571 ordinary shares currently held by the Israel Innovation Authority (formerly known as the Office of the Chief Scientist of the State of Israel), or the IIA, that Vitalife Partners Overseas, Vitalife Partners Israel and Vitalife Partners DCM have the right to acquire from IIA. SCP Vitalife II Associates, L.P., or SCP Vitalife Associates, a limited partnership organized in the Cayman Islands, is the general partner of the SCP Vitalife Partners II and SCP Vitalife Partners Israel II, and SCP Vitalife II GP, Ltd., or SCP Vitalife GP, organized in the Cayman Islands, is the general partner of SCP Vitalife Associates. As such, SCP Vitalife GP may be deemed to beneficially own the 54,303 ordinary shares beneficially owned by SCP Vitalife Partners II and SCP Vitalife Israel Partners II. Jeff Dykan and Wayne B. Weisman are the directors of SCP Vitalife GP and, as such, share voting and dispositive power over the shares held by the foregoing entities. As such, they may be deemed to beneficially own 60,003 ordinary shares, consisting of the 54,303 ordinary shares beneficially owned by SCP Vitalife GP, as well as the ordinary shares beneficially owned by each of Vitalife Partners Overseas, Vitalife Partners Israel and Vitalife Partners DCM and held by IIA. The principal business address of SCP Vitalife Partners II, SCP Vitalife Associates, SCP Vitalife GP, and Messrs. Churchill and Weisman is c/o SCP Vitalife Partners II, L.P., 1200 Liberty Ridge Drive, Suite 300, Wayne, Pennsylvania 19087. The principal business address of SCP Vitalife Partners Israel II, Vitalife Partners Israel, Vitalife Partners Overseas, Vitalife Partners DCM, Mr. Dykan and Dr. Ludomirski is c/o SCP Vitalife Partners (Israel) II, L.P., 32B Habarzel Street, Ramat Hachayal, Tel Aviv 69710, Israel.

(4)	Consists of 7,891 ordinary shares, including 1,916 shares underlying RSUs vesting within 60 days, and exercisable options to purchase 501 ordinary shares.
(5)	Consists of 13,960 ordinary shares, including 2,737 shares underlying RSUs vesting within 60 days.
(6)	Consists of 14,020 ordinary shares, including 2,737 shares underlying RSUs vesting within 60 days, and exercisable options to purchase 501 ordinary shares.
(7)	Consists of 6,874 ordinary shares.
(8)	Consists of 14,020 ordinary shares, including 2,737 shares underlying RSUs vesting within 60 days, and exercisable options to purchase 1,002 ordinary shares.
(9)
Consists of 2,157 ordinary shares and exercisable options to purchase 3,703 ordinary shares. Mr. Koren stepped down as Vice President, Research & Development and Regulatory, effective January 17, 2021.

(10)	Consists of 12,840 ordinary shares, including 254 shares underlying RSUs vesting within 60 days, and exercisable options to purchase 4,699 ordinary shares.
(11)
Consists of (i) 146,621 ordinary shares directly or beneficially owned by our two executive officers (Mssrs. Jasinski and Gon) and our seven directors other than Mr. Jasinski; (ii) 40,185 ordinary shares constituting the cumulative aggregate number of options granted to the executive officers and directors; and (iii) 16,274 shares underlying RSUs vesting within 60 days. Does not include ordinary shares beneficially owned by Mr. Koren, who stepped down from his role, effective January 17, 2021.

DIRECTOR COMPENSATION

The following table provides certain information concerning the compensation for services rendered in all capacities by each non-employee director serving on our Board during the year ended December 31, 2020, other than Mr. Larry Jasinski, our CEO, who did not receive additional compensation for his services as director and whose compensation is set forth in the Summary Compensation Table found elsewhere in this Proxy Statement.

Name	Fees Earned in Cash ($)		RSU Awards ($)		Total ($)
Jeff Dykan	28,623	(3)	15,000	(1)	43,623
Aryeh (Arik) Dan	27,044	(4)	15,000	(1)	42,044
Yohanan Engelhardt	42,457	(5)	15,000	(1)	57,457
Peter Wehrly(11)	8,080	(6)			8,080
Chunlin (Allen) Han(12)	—		—		—
Yasushi Ichiki	22,443	(7)	15,000	(1)	37,443
Dr. John William Poduska	46,172	(8)	15,000	(1)	61,172
Randel Richner	6,785	(9)	30,000	(2)	36,785
Wayne B. Weisman	29,584	(10)	15,000	(1)	44,584

(1)
Amounts represent the aggregate grant date fair value of an award of 10,948 RSUs issued under the Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”) as an annual award to the applicable directors, computed in accordance with FASB ASC Topic 718. The fair value of RSUs granted is determined based on the price of the Company’s ordinary shares on the date of grant. All RSUs become vested and exercisable in four equal quarterly installments starting three months following the grant date. The valuation assumptions used in determining such amounts are described in Notes 2k and 8c to our consolidated financial statements included in our 2020 Annual Report.

(2)
Amounts represent the aggregate grant date fair value of an award of 27,497 RSUs under the 2014 Plan, computed in accordance with FASB ASC Topic 718. The fair value of RSUs granted is determined based on the price of the Company’s ordinary shares on the date of grant. All RSUs become vested and exercisable in four equal quarterly installments starting three months following the grant date. The valuation assumptions used in determining such amounts are described in Notes 2k and 8c to our consolidated financial statements included in our 2020 Annual Report.

(3)
Represents $18,578 earned by Mr. Dykan as an annual retainer for serving as our Chairman on the Board of Directors, $7,842 for attending meetings of the Board of Directors, $1,520 for serving as a member of the Company’s finance committee and $683 for serving as a member of the Company’s nomination and governance committee.

(4)
Represents $18,578 earned by Mr. Dan as an annual retainer for serving as non-executive director on the Board of Directors, $7,023 for attending meetings of the Board of Directors, $760 for serving as a member of the compensation committee and $683 for serving as a member of the Company’s nomination and governance committee.

(5)
Represents $24,432 earned by Mr. Engelhardt as an annual retainer for serving as a non-executive director on the Board of Directors, $11,290 for attending meetings of the Board of Directors, $4,396 for serving as the chairman of the audit committee and $2,339 for serving as a member of the Company’s finance committee established for its securities offerings.

(6)
Represents $4,879 earned by Mr. Wehrly as an annual retainer for serving as a non-executive director on the Board of Directors until March 15, 2020, $1,970 for attending meetings of the Board of Directors, $1,231 for serving as a member of the audit committee.

(7)	Represents $18,578 earned by Mr. Ichiki as an annual retainer for serving as a non-executive director on the Board of Directors and $3,865 for attending meetings of the Board of Directors.
(8)
Represents $24,432 earned by Dr. Poduska as an annual retainer for serving as a non-executive director on the Board of Directors, $11,290 for attending meetings of the Board of Directors, $4,396 for serving as a member of the audit committee, $3,715 for serving as the chairman of the compensation committee and $2,339 for serving as a member of the Company’s finance committee established for its securities offerings.

(9)
Ms. Richner joined the Board on November 1, 2020. Represents $4,328 earned by Ms. Richner as pro-rated an annual retainer for serving as a non-executive director on the Board of Directors and $2,458 for attending meetings of the Board of Directors for the period when she served.

(10)
Represents $18,578 earned by Mr. Weisman as an annual retainer for serving as a non-executive director on the Board of Directors, $7,842 for attending meetings of the Board of Directors, $3,164 for serving as a member of our audit committee.

(11)
Represents $4,878 earned by Mr. Wehrly as a portion of a pro-rated annual retainer for serving as a member of the Board of Directors and $1,970 for attending meetings of the Board of Directors and $1,232 for serving as a member of the audit committee for the period when he served. Mr. Wehrly resigned as a member of the Board effective as of March 15, 2020.

(12)	Mr. Han was removed from the Board without cause effective April 7, 2020 and received no compensation in 2020.

The aggregate number of ordinary shares subject to outstanding options and RSU awards for each of our non-employee directors as of December 31, 2020 is shown below. Information regarding Mr. Jasinski’s outstanding equity awards as of December 31, 2020 is set forth in the Outstanding Equity Awards Table found elsewhere in this Proxy Statement.

Name	Number of Shares
Jeff Dykan	8,712	(1)
Aryeh (Arik) Dan	8,712
Yohanan Engelhardt	8,211
Peter Wehrly	0
Chunlin (Allen) Han	0
Yasushi Ichiki	8,712
Dr. John William Poduska	9,213
Randel Richner	27,497
Wayne B. Weisman	8,712	(2)

(1)	See “Security Ownership of Certain Beneficial Owners and Management” above for further information on Mr. Dykan’s holdings in our ordinary shares.
(2)	See “Security Ownership of Certain Beneficial Owners and Management” above for further information on Mr. Weisman’s holdings in our ordinary shares.

Cash compensation for our independent, non-employee directors’ services is governed by previous decisions of our compensation committee, Board and shareholders. Until early 2020, we did not pay cash compensation to directors who were nominees of our pre-initial public offering (“IPO”) and other shareholders, and therefore through the end of the first quarter of 2020 we did not pay cash compensation to Aryeh (Arik) Dan, Jeff Dykan, Yasushi Ichiki, Wayne B. Weisman or Allen (Chunlin) Han, who served on our Board until April 7, 2020. In accordance with a finding by our compensation committee that Messrs. Dan, Dykan, Ichiki and Weisman should no longer be considered directors who are nominees of our pre-IPO shareholders, we began paying them cash compensation effective April 1, 2020.

Additionally, each independent, non-employee director currently receives upon his or her appointment RSUs to purchase ordinary shares, with such RSUs having a value based on the Black-Scholes model equal to $30,000 on the date of grant and an annual grant of RSUs to purchase ordinary shares, with such RSUs having a value based on the Black-Scholes model equal to $15,000 on the date of grant, all of which vest ratably in four equal quarterly installments starting three months from the date of grant with the vesting of such RSUs to be accelerated upon certain change of control events in accordance with the Company’s standard policy. Additionally, at the Meeting, you will be asked to approve a grant of RSUs for our current and future non-employee directors, under the 2014 Plan, to acquire ordinary shares of the Company, having a value based on the Black-Scholes model equal to $50,000 on the date of grant (with the first such grant to be on the date of the Meeting, and future grants to be on the date of each subsequent annual general meeting of the shareholders of the Company at which such director is reappointed or reelected), and to approve a grant of RSUs to each future non-employee director of the Company, upon his or her initial election or appointment, of RSUs to acquire ordinary shares of the Company, having a value based on the Black-Scholes model equal to $50,000 on the date of grant. At our 2020 annual general meeting, our shareholders approved an amendment to our Compensation Policy whereby all or a portion of our directors cash compensation may be paid in equity, at the discretion of our compensation  committee in order to preserve the Company’s cash and to provide that equity compensation of directors will be payable in the first instance in RSUs, but such compensation may also be payable, at the discretion of our compensation committee, in cash, based on a formula to be determined and with such payment provisions as shall result in the equivalent effect of vesting of RSUs, in order to preserve the equity available for incentives. In addition, each director is reimbursed for out-of-pocket expenses in connection with attending meetings of the Board or committees. Directors are also indemnified and insured by us for actions associated with being a director to the extent permitted under Israeli law. For further discussion, see “Certain Relationships and Related Transactions and Director Independence—Agreements with Directors and Officers.” Further, none of our non-employee directors receive any benefits upon termination of their directorship positions. Our non-employee directors are eligible to receive awards under certain of our equity compensation plans described below under “Equity Compensation Plans.” The compensation committee reviews director compensation annually and makes recommendations to the Board with respect to compensation and benefits provided to the members of the Board.

EXECUTIVE COMPENSATION

As a smaller reporting company, we have opted to comply with the executive compensation rules otherwise applicable to “smaller reporting companies,” as such term is defined in Rule 12b-2 under the Exchange Act.

Summary Compensation Table

The table below provides certain information concerning the compensation for services rendered to us during the years ended December 31, 2019 and December 31, 2020 by (1) all individuals who served as our CEO during any part of the year ended December 31, 2020 and (2) our two most highly compensated executive officers (other than our CE O) who were serving as executive officers as of December 31, 2020 (together, our “Named Executive Officers”)

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan ($)(1)	Stock Awards ($)(2)		Option Awards ($)(2)		All Other Compensation ($)(3)		Total ($)
Larry Jasinski, Chief Executive	2020	391,400	164,388	498,000	(5)	—		—		1,053,788
Officer and Director(4)	2019	391,400	82,194	13,320	(6)	66,598	(7)	—		553,512
Ori Gon,	2020	191,687	40,451	222,400	(9)	—		71,278	(11)	525,816
Chief Financial Officer(8)	2019	177,695	15,778	14,175	(10)	—		69,195	(12)	276,843
Ofir Koren,	2020	209,356	31,557	83,400		—		76,211	(14)	400,524
Former Vice President, Research & Development and Regulatory(8)(15)	2019	194,075	17,233	11,812	(16)	—		75,665	(17)	298,785

(1)	Represents one-time discretionary cash bonuses to each of the Named Executive Officers.
(2)
Amounts represent the aggregate grant date fair value of such awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The fair value of RSUs granted is determined based on the price of the Company’s ordinary shares on the date of grant. The fair value of options awards was estimated at the date of grant using a Black-Scholes-Merton option pricing model with assumptions related to expected volatility, risk free rate, dividend yield, expected term (in years) and ReWalk share price.

(3)
Amounts reported in this column include benefits and perquisites, including those mandated by Israeli law.  Such benefits and perquisites include payments, contributions and/or allocations for social benefits and car expenses.

(4)	Mr. Jasinski does not receive any additional compensation for his services as a director. See “Director Compensation” above.
(5)
Consists of 300,000 RSUs that were granted under the 2014 Plan to Mr. Jasinski on June 18, 2020, which vest ratably in four equal annual installments starting on the first anniversary of the grant date.

(6)
Consists of 2,485 RSUs that were granted under the 2014 Plan to Mr. Jasinski on March 27, 2019, which vest ratably in four equal annual installments starting on the first anniversary of the grant date.

(7)
Consists of options to purchase 12,425 ordinary shares that were granted to Mr. Jasinski on March 27, 2019, with 25% of the options to vest on the first anniversary of the grant date and 6.25% of the options to vest and become exercisable on a quarterly basis thereafter. The options will also vest as follows: (A) 100% of the then-unvested options shall automatically vest upon the occurrence of an “Exit Event” (as defined below in this footnote) and the termination of Mr. Jasinski’s employment within 12 months following such Exit Event, other than a termination for cause (as defined in Mr. Jasinski’s employment agreement with the Company, as described below); or (B) upon a termination of Mr. Jasinski’s employment by ReWalk Robotics, Inc., our wholly-owned U.S. subsidiary (the “Subsidiary”), without “cause” or by Mr. Jasinski for “Good Reason” (both as defined in Mr. Jasinski’s employment agreement) prior to an Exit Event, any unvested options that would have vested during the six months following the effective date of such termination had Mr. Jasinski remained employed by the Subsidiary during such period will automatically vest. “Exit Event” means (i) a sale of all or substantially all of the assets of the Company, (ii) a sale (including an exchange) of all or substantially all of the shares of the Company, (iii) a merger, acquisition, consolidation or amalgamation in which the Company is not the surviving corporation, (iv) a reverse merger in which the Company is the surviving corporation but the shares of the Company outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities and/or cash or otherwise, (v) a scheme of arrangement for the purpose of effecting such sale, merger, acquisition, consolidation or amalgamation or (vi) such other transaction that is determined by the Board to be a transaction having a similar effect.

(8)
The amounts set forth for each of Mr. Gon and Mr. Koren in the columns “Salary,” “Non-Equity Incentive Plan,” and “All Other Compensation” represent payments, contributions and/or allocations that were made in NIS, and have been translated to US dollars according to the average exchange rate on the applicable period.

(9)
Consists of 150,000 RSUs that were granted under the 2014 Plan to Mr. Gon on July 2, 2020, which vest ratably in four equal annual installments starting on the first anniversary of the grant date, and 10,000 RSUs that were granted under the 2014 Plan to Mr. Gon on July 2, 2020, which vested immediately on the date of grant.

(10)	Consists of 4,500 RSUs that were granted under the 2014 Plan to Mr. Gon on June 1, 2019, which vest ratably in three equal annual installments starting on the first anniversary of the grant.
(11)
Consists of $54,350 for payments, contributions and/or allocations for social benefits and the aggregate incremental cost to the Company of $16,928 with respect to Mr. Gon’s personal use of a Company-leased car.

(12)
Consists of $50,679 for payments, contributions and/or allocations for social benefits and the aggregate incremental cost to the Company of $18,516 with respect to Mr. Gon’s personal use of a Company-leased car.

(13)	Consists of 60,000 RSUs that were granted under the 2014 Plan to Mr. Koren on July 2, 2020, which vest ratably in four equal annual installments starting on the first anniversary of the grant date.
(14)
Consists of $57,075 for payments, contributions and/or allocations for social benefits and the aggregate incremental cost to the Company of $19,136 with respect to Mr. Koren’s personal use of a Company-leased car.

(15)	Mr. Koren resigned from his position with the Company, effective as of January 17, 2021 but continued to support the Company until February 28, 2021 in certain regulatory matters.
(16)	Consists of 3,750 RSUs that were granted under the 2014 Plan to Mr. Koren on June 1, 2019, which vest ratably in three equal annual installments starting on the first anniversary of the grant date.
(17)
Consists of $53,201 for payments, contributions and/or allocations for social benefits and the aggregate incremental cost to the Company of $22,464 with respect to Mr. Koren’s personal use of a Company-leased car.

Employment Agreements of Named Executive Officers

Larry Jasinski, our CEO, previously entered into employment agreement with our Subsidiary, and Ofir Koren, our former Vice President, Research & Development and Regulatory, and Ori Gon, our CFO, previously entered into employment agreements with us. These employment agreements set forth their respective terms of employment, which terms are generally applicable to all of our executives, covering matters such as vacation, health and other benefits. The following are descriptions of the material terms of our Named Executive Officers’ employment agreements.

Larry Jasinski

On January 17, 2011, we entered into an employment agreement with Mr. Jasinski, pursuant to which he has served as the CEO of the Company since February 12, 2012. The employment agreement provides for an annual base salary, subject to annual increases in the discretion of, the Company, and an annual performance bonus. In accordance with previous shareholder approvals, the annual base salary is currently $391,400. The annual performance bonus was originally set at up to 35% of annual base salary. In 2016, this was increased to an annual performance bonus of up to 60% of annual base salary for achieving 100% of targets (with adjustment upward or downward for performance exceeding or failing to meet such objectives, respectively). In 2020, this was increased to an annual performance bonus of up to 70% of annual base salary for achieving 100% of targets (with adjustment upward or downward for performance exceeding or failing to meet such objectives, respectively). In the event that Mr. Jasinski’s employment is terminated by the Company without cause (as defined in the employment agreement), or if Mr. Jasinski terminates his employment for “Good Reason” (as defined in the employment agreement), he will be entitled to certain severance payments and benefits, including: (i) a lump sum payment equal to 90 days of his base salary, (ii) an annual performance bonus (calculated based on the assumption that to the extent performance objectives were achieved in the six-month period preceding his termination, they will also be achieved in the six months following termination), (iii) reimbursement for any COBRA or other medical, dental and vision premiums for twelve months following his termination and (iv) continued participation for a period of twelve months in any employee and executive benefit programs in effect as of his termination and reimbursement for the premium or other fees associated with continuation in any insurance program available to the Company’s employees as a non-employee or in a comparable program if participation as a non-employee would be barred. The employment agreement further provides that if Mr. Jasinski’s employment is terminated without cause or by Mr. Jasinski for Good Reason, any unvested portion of the options which would have vested during the six months following such termination had Mr. Jasinski remained employed by the Company, will automatically vest. If Mr. Jasinski terminates his employment without Good Reason, he will be entitled to receive a pro-rated amount of his annual performance bonus as determined in good faith by the Board. Mr. Jasinski is not entitled to any severance if he is terminated by the Company for cause. The employment agreement was amended in 2020 to provide that if a change of control occurs, and within one year following such change of control Mr. Jasinski is terminated without cause or he resigns for Good Reason,  Mr. Jasinski will be entitled to severance of 18 months’ salary as well as an annual bonus (assuming achievement of 100% of milestones and targets set by the board of directors).

The employment agreement is governed by the laws of the State of Delaware and contains non-solicitation and non-competition covenants (each of which remains in effect during the term of employment and for 12 months following termination of employment) and trade secrets and inventions clauses.

Ofir Koren

On January 15, 2013, we entered into an employment agreement with Mr. Ofir Koren. Pursuant to the employment agreement, Mr. Koren was appointed as our Vice President, Research and Development.  The employment agreement, as amended, is not for any specific term and may be terminated by either party upon three months’ prior written notice (the “Notice Period”).

Pursuant to the employment agreement, Mr. Koren was entitled to an annual base salary of NIS 540,000 (approximately $163,636 based on the exchange rate as of March 16, 2021), subject to increases as may be determined from time to time by the compensation committee. The amount of Mr. Koren’s annual base salary was subsequently amended by the Company’s compensation committee to be equal to NIS 723,024 (approximately $212,716 based on the exchange rate as of March 16, 2021). Pursuant to the employment agreement, Mr. Koren was also entitled to an annual performance bonus equal to up to 20% of his annual base salary. The amount of the annual performance bonus has been subsequently amended by the Company’s compensation committee to be equal to up to 25% of Mr. Koren’s annual base salary. Mr. Koren would be entitled to his bonus post-termination, to the extent that he is terminated other than for cause (as defined in his employment agreement) after achieving his performance target but before receiving his bonus. Mr. Koren is also entitled to use of a Company-provided car and related maintenance expenses (returnable to the Company upon termination of employment). In the event that Mr. Koren’s employment is terminated by the Company (except if terminated by the Company for cause) or by Mr. Koren, Mr. Koren would be entitled to receive severance pay in such amounts as determined under and accordance with Section 14 of the Israel Severance Pay Law 5723-1963. The employment agreement was amended in 2020 to provide that if a change of control occurs, and within one year following such change of control Mr. Koren is terminated without cause or he resigns for Good Reason,  Mr. Koren will be entitled to severance of 12 months’ salary as well as an annual bonus (assuming achievement of 100% of milestones and targets set by the board of directors).

Mr. Koren’s employment agreement is governed by the laws of the State of Israel and contains non-solicitation and non-competition covenants (each of which remains in effect during the term of employment and for a period of 12 months following termination of employment) and trade secrets and inventions clauses. The Company was also permitted to terminate Mr. Koren’s employment immediately without providing prior notice (i) for cause (as defined in his employment agreement) or (ii) if the Company pays Mr. Koren a lump sum equal to the salary to which he would have been entitled during the Notice Period. Mr. Koren resigned from his position with the Company, effective as of January 17, 2021 but continued to support the Company until February 28, 2021 in certain regulatory matters.

Ori Gon

On January 4, 2018, the Board appointed Mr. Ori Gon as CFO of the Company, effective February 22, 2018. On March 1, 2018, the Company entered into an amendment, effective as of the date of Mr. Gon’s appointment, to the employment agreement entered into on May 25, 2015 in connection with his previous employment by the Company. Pursuant to the terms of the amended employment agreement, Mr. Gon is entitled to (i) an annual base salary of NIS 642,720 (following annual increases) (approximately $194,763 based on the exchange rates as of March 16, 2021), subject to increases as may be determined from time to time by the compensation committee of the Board, (ii) an annual performance bonus up to 25% of annual base salary, subject to the achievement of objectives as determined by the compensation committee of the Board, and (iii) use of a Company-provided car and related maintenance expenses (returnable to the Company upon termination of employment). Pursuant to the Amendment, effective February 22, 2018, Mr. Gon also received, under the Company’s 2014 Incentive Compensation Plan, (i) options to purchase 96,525 ordinary shares of the Company, at an exercise price of $1.15, one-fourth of which become vested and exercisable on the first anniversary of the date of the grant, with the remaining options vesting in twelve equal quarterly instalments thereafter, and (ii) RSUs for 17,857 ordinary shares, which vest in four equal annual installments starting on the first anniversary of the date of grant. Additionally, in 2020, (i) Mr. Gon’s annual performance bonus was amended to allow a bonus of up to 35% of his base salary and (ii) Mr. Gon was granted 10,000 additional RSUs. The terms of the options and the RSUs are materially consistent with the Company’s forms of option and RSU award agreements for employees and executive officers as previously filed with the SEC. In the event that Mr. Gon’s employment is terminated by the Company or Mr. Gon, Mr. Gon may be entitled to receive severance pay in such amounts as determined in accordance with the Israel Companies Law. The employment agreement is not for any specific term and may be terminated by either party at will upon three months’ prior written notice. The Company may also terminate Mr. Gon’s employment immediately without providing prior notice (i) for cause (as defined in the employment agreement) or (ii) if the Company pays Mr. Gon a lump sum equal to the salary to which he would have been entitled during the notice period. Mr. Gon’s employment agreement is governed by the laws of the State of Israel and contains non-solicitation and non-competition covenants (each of which remains in effect during the term of employment and for a period of 12 months and 24 months, respectively, following termination of employment) and trade secrets and inventions clauses. Mr. Gon’s employment agreement was further amended in 2020 to provide that if  a change of control occurs, and within one year following such change of control Mr. Gon is terminated without cause or he resigns for Good Reason,  Mr. Gon will be entitled to severance of 12 months’ salary as well as an annual bonus (assuming achievement of 100% of milestones and targets set by the Board of Directors).

2020 Non-Equity Incentive Plan

All employees who have bonus features in their employment agreements, including our named executive officers, were eligible to participate in a non-equity incentive plan for fiscal year 2020, pursuant to which employees were eligible to receive a bonus with respect to their performance in such year. Each employee’s target was equal to a specified percentage of his or her base salary, and the actual bonus is paid based on the achievement of certain business and personal performance objectives for the 2020 fiscal year. Not all goals needed to be met for an employee participant to receive a portion of the bonus. The principal business performance objective under the non-equity incentive plan for 2020 was based on achieving specified financial goals or milestones as set forth in the Compensation Policy as approved by the Company’s shareholders. These objectives were allocated as 40% for revenue targets, 15% for product development targets and 25% for cash management targets. A personal performance objective, which is subjective in nature, made up the remaining 20%.

If the target was met in all categories of the business performance objective, 100% of the employee’s bonus was to be paid. If certain lower targets were met with respect to revenue, reimbursement and product development, 50% of the employee’s bonus was to be paid. If targets are exceeded in all categories of the business performance objective, 150% of the bonus was to be paid.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards as of December 31, 2020, for each Named Executive Officer:

			Option Awards				Stock Awards
Name	Grant Date(1)		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested(2)($)
Larry Jasinski	5/1/2012	(3)	6,619	—	32.93	5/1/2022
	5/10/2012	(4)	3,308	—	32.93	5/10/2022
	12/24/2013	(5)	5,641	—	37.14	12/24/2023
	6/27/2017	(6)	4,374	626	52.50	6/27/2027
	5/3/2018	(7)	5,468	3,281	26.88	5/3/2028
	3/27/2019	(8)	5,435	6,990	5.37	3/27/2029
	6/27/2017	(9)					250	330
	5/3/2018	(10)					875	1,155
	3/27/2019	(11)					1,864	2,460
	6/18/2020	(12)					300,000	396,000
Ori Gon	2/22/2018	(13)	2,654	1,207	28.75	2/22/2028
	5/3/2018	(7)	1,640	985	27.11	5/3/2028

	4/18/2017	(14)					75	99
	2/22/2018	(15)					358	473
	5/03/2018	(10)					263	347
	6/01/2019	(16)					3,000	3,960
	7/2/2020	(17)					150,000	198,000
Ofir Koren	7/17/2013	(18)	75	—	32.93	7/17/2023
	12/24/2013	(19)	676	—	37.14	12/24/2023
	4/18/2017	(20)	1,312	188	50.00	4/18/2027
	5/3/2018	(7)	2,625	985	26.88	5/3/2028
	4/18/2017	(14)					75	99
	5/3/2018	(10)					263	347
	6/1/2019	(16)					2,500	3,300
	7/2/2020	(17)					60,000	79,200

(1)	Represents grant dates of the stock option and RSU awards.
(2)
The amount listed in this column represents the product of the closing market price of the Company’s ordinary shares as of December 31, 2020 ($1.32) multiplied by the number of shares subject to the award.

(3)	Option awards became vested and exercisable a rate of 1/12th the original number of ordinary shares subject thereto on a quarterly basis commencing on May 1, 2012.
(4)	Option awards became vested and exercisable a rate of 1/12th the original number of ordinary shares subject thereto on a quarterly basis commencing on May 10, 2012.
(5)	Option awards became vested and exercisable a rate of 1/48th the original number of ordinary shares subject thereto on a quarterly basis commencing on January 23, 2014.
(6)
Option awards vested with respect to 1/4th of the original number of ordinary shares subject thereto on June 27, 2018 and vest thereafter at a rate of 1/16th of the original number of shares on a quarterly basis commencing on September 27, 2018 and ending on June 27, 2021.

(7)
Option awards vest with respect to 1/4th of the original number of ordinary shares subject thereto on May 3, 2019 and thereafter at a rate of 1/16th of the original number of shares on a quarterly basis commencing on August 3, 2019 and ending on May 3, 2022.

(8)
Option awards vest with respect to 1/4th of the original number of ordinary shares subject thereto on March 27, 2020 and thereafter at a rate of 1/16th of the original number of shares on a quarterly basis commencing on June 27, 2019 and ending on March 27, 2023.

(9)	RSUs vested with respect to 1/4th of the original number of shares on an annual basis commencing on June 27, 2018 and ending on June 27, 2021.
(10)	RSUs vested with respect to 1/4th of the original number of shares on an annual basis commencing on May 3, 2019 and ending on May 3, 2022.

(11)	RSUs vested with respect to 1/3rd of the original number of shares on an annual basis commencing on March 27, 2020 and ending on March 27, 2022.
(12)	RSUs will vest with respect to 1/4th of the original number of shares on an annual basis commencing on June 18, 2021 and ending on June 18, 2024.
(13)
Option awards vest with respect to 1/4th of the original number of ordinary shares subject thereto on February 22, 2019 and thereafter at a rate of 1/16th of the original number of shares on a quarterly basis commencing on May 22, 2019 and ending on May 22, 2022.

(14)	RSUs vested with respect to 1/4th of the original number of shares on an annual basis commencing on April 18, 2018 and ending on April 18, 2021.
(15)
RSUs vested with respect to 1/4th of the original number of ordinary shares subject thereto on February 22, 2019 and vest thereafter at a rate of 1/16th of the original number of shares on a quarterly basis commencing on May 22, 2019 and ending on May 22, 2022.

(16)	RSUs vest with respect to 1/3rd of the original number of shares on an annual basis commencing on June 1, 2020 and ending on June 1, 2022.
(17)	RSUs will vest with respect to 1/4th of the original number of shares on an annual basis commencing on July 2, 2021 and ending on July 2, 2024.
(18)
Option awards vested with respect to 1/48th of the original number of ordinary shares subject thereto on July 17, 2014 and vested thereafter at a rate of 1/48th of the original number of shares on a monthly basis ending on June 1, 2017.

(19)
Option awards vested with respect to 1/48th of the original number of ordinary shares subject thereto on January 24, 2014 and vested thereafter at a rate of 1/48th of the original number of shares on a monthly basis ending on December 1, 2017.

(20)
Option awards vested with respect to 1/4th of the original number of ordinary shares subject thereto on April 18, 2018 and vest thereafter at a rate of 1/16th of the original number of shares on a quarterly basis commencing on July 18, 2018 and ending on April 18, 2021.

EQUITY COMPENSATION PLANS

2014 Equity Incentive Plan

 On August 19, 2014, we adopted the 2014 Plan, which was amended and restated on June 18, 2020. The 2014 Plan provides for the grant of stock options, stock appreciation rights, restricted stock awards, RSUs, cash-based awards, other stock-based awards and dividend equivalents to our company’s and our affiliates’ respective employees, non-employee directors and consultants. The reserved pool of shares under the 2014 Plan includes, in addition to shares added to the pool, the number of shares available for issuance under our 2012 Equity Incentive Plan, our 2012 Israeli Sub Plan and our 2006 Stock Option Plan (collectively, the “Prior Plans”) as of the effective date of the 2014 Plan (in an amount not to exceed 5,124 shares) Generally, shares that are forfeited, cancelled, terminated or expire unexercised shall be available for issuance under new awards. Generally, any shares tendered or withheld under the 2014 Plan to pay the exercise price, purchase price of an award, or any withholding taxes shall not be available for issuance under new awards. Shares delivered pursuant to “substitute awards” (awards granted in assumption or substitution of awards granted by a company acquired by us) shall not reduce the shares available for issuance under the 2014 Plan. As of December 31, 2020, there were 1,925,237 ordinary shares subject to outstanding awards under the 2014 Plan, including options to purchase 69,606 ordinary shares and 1,251,311 ordinary shares underlying unvested RSUs, and 604,320 shares available for future grants.

The 2014 Plan is administered by the compensation committee which has authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the plan. Awards under the 2014 Plan may be granted until ten years after the date on which the 2014 Plan was approved by our shareholders.

The terms of options granted under the 2014 Plan, including the exercise price, vesting provisions and the duration of an option, shall be determined by the compensation committee and set forth in an award agreement, provided, however, that no option shall vest within the one year anniversary of the date of the grant of such award, except that awards representing 5% of the Available Shares shall be permitted to vest within the one year anniversary of the date of the grant of such award. Except as provided in the applicable award agreement, or in the discretion of the compensation committee, an option may be exercised only to the extent that it is then exercisable and shall terminate immediately upon a termination of service of the grantee.

Stock appreciation rights (“SARs”) are awards entitling a grantee to receive a payment representing the difference between the base price per share of the right and the fair market value of a share on the date of exercise. SARs may be granted in tandem with an option or independent and unrelated to an option. The terms of SARs granted under the 2014 Plan, including the base price per share, vesting provisions and the duration of an SAR, shall be determined by the compensation committee and set forth in an award agreement. Except as provided in the applicable award agreement, or in the discretion of the compensation committee, a SAR may be exercised only to the extent that it is then exercisable and shall terminate immediately upon a termination of service of the grantee. At the discretion of the compensation committee, SARs will be payable in cash, ordinary shares or equivalent value or some combination thereof.

Restricted stock awards are ordinary shares that are awarded to a grantee subject to the satisfaction of the terms and conditions established by the compensation committee in the award agreement. Until such time as the applicable restrictions lapse, restricted shares are subject to forfeiture and may not be sold, assigned, pledged or otherwise disposed of by the grantee who holds those shares.

RSUs are awards covering a number of hypothetical units with respect to shares that are granted subject to such vesting and transfer restrictions and conditions of payment as the compensation committee may determine in an award agreement. RSUs are payable in cash, ordinary shares of equivalent value or a combination thereof.

The 2014 Plan provides for the grant of cash-based award and other stock-based awards (which are equity-based or equity related award not otherwise described in the 2014 Plan). The terms of such cash-based awards or other stock-based awards shall be determined by the compensation committee and set forth in an award agreement.

The compensation committee may grant dividend equivalents based on the dividends declared on shares that are subject to any award. Dividend equivalents may be subject to any limitations and/or restrictions determined by the compensation committee and shall be converted to cash or additional shares by such formula and at such time, and shall be paid at such times, as may be determined by the compensation committee.

In the event of any dividend (excluding any ordinary dividend) or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, combination, repurchase or exchange of shares or similar event (including a change in control) that affects the ordinary shares, the compensation committee shall make any such adjustments in such manner as it may deem equitable, including, but not limited to, any or all of the following: (i) adjusting the number of shares available for grant under the 2014 Plan, (ii) adjusting the terms of outstanding awards, (iii) providing for a substitution or assumption of awards and (iv) cancelling awards in exchange for a payment in cash. In the event of a change of control (except as otherwise provided by in the applicable award agreement), each outstanding award shall be either (i) honored or assumed, or equivalent rights substituted therefor, by the new employer or (ii) all awards will terminate upon the change in control. In the event of such termination, options and stock appreciation rights with time-based vesting shall become fully exercisable as of the change of control and all other awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the change of control and all awards with conditions and restrictions relating to the attainment of performance goals shall be deemed to vest and become nonforfeitable as of the change of control assuming the higher of (a) achievement of all relevant performance goals at the “target” level (prorated based upon the length of time within the performance period that elapsed prior to the change of control) or (b) actual achievement as of the date of such change of control.

2014 U.S. Sub Plan

The 2014 U.S. Sub Plan applies to grantees that are subject to U.S. federal income tax. The 2014 U.S. Sub Plan provides that options granted to the U.S. grantees will either be incentive stock options pursuant to Section 422 of the Internal Revenue Code or nonstatutory stock options. Options, other than certain incentive stock options described below, must have an exercise price not less than 100% of the fair market value of an underlying share on the date of grant. Incentive stock options that are not exercised within ten years from the grant date expire, provided that incentive stock options granted to a person holding more than 10% of our voting power will expire within five years from the date of the grant and must have an exercise price at least equal to 110% of the fair market value of an underlying share on the date of grant. The number of shares available under the 2014 Plan for grants of incentive stock options shall be the total number of shares available under the 2014 Plan subject to any limitations under the Internal Revenue Code and provided that shares delivered pursuant to “substitute awards” shall reduce the shares available for issuance of incentive stock options under the 2014 Plan. It is the intention that no award shall be deferred compensation subject to Section 409A of the Internal Revenue Code unless and to the extent that the compensation committee specifically determines otherwise. If the compensation committee determines an award will be subject to Section 409A of the Internal Revenue Code such awards shall be intended to comply in all respects with Section 409A of the Internal Revenue Code, and the 2014 Plan and the terms and conditions of such awards shall be interpreted and administered accordingly.

2012 Equity Incentive Plan

On March 30, 2012, we adopted our 2012 Equity Incentive Plan, or the 2012 Plan, which was approved by our shareholders on the same date. The 2012 Plan provides for the grant of options, restricted shares, RSUs, share appreciation rights, performance units, performance shares and other shares or cash awards to our company’s and our affiliates’ respective employees, directors and consultants. As of December 31, 2020, options to purchase 21,793 ordinary shares were outstanding under the 2012 Plan. The 2012 Plan was terminated on August 19, 2014, although option awards outstanding as of that date will continue in full force in accordance with the terms under which they were granted. In the event that any award shall for any reason expire or terminate without having been exercised or paid in full, the shares not acquired shall revert to the 2014 Plan and again become available for issuance. Following the termination of the 2012 Plan, awards may no longer be granted under the plan.

The 2012 Plan is administered by our Board, unless and until the board delegates administration to a committee, which shall determine the grantees of awards and the terms of the grant, including, exercise prices, vesting schedules, acceleration of vesting and the other matters necessary in the administration of the 2012 Plan. Awards under the 2012 Plan may be granted until ten years after the date on which the 2012 Plan was approved by our shareholders.

Options granted under the 2012 Plan are either incentive share options pursuant to Section 422 of the Internal Revenue Code or nonstatutory share options. Options generally vest as determined by the board or committee. Options, other than certain incentive share options described below, must have an exercise price not less than 100% of the fair market value of an underlying share on the date of grant. Options, other than certain incentive share options described below, that are not exercised within ten years from the grant date expire, unless otherwise determined by our Board or its designated committee, as applicable. Incentive share options granted to a person holding more than 10% of our voting power will expire within five years from the date of the grant and must have an exercise price at least equal to 110% of the fair market value of an underlying share on the date of grant. Unless otherwise provided in an option agreement, in the event of termination of employment or services for reasons of disability or death, the grantee, or in the case of death, his or her legal successor, may generally exercise options that have vested prior to termination within a period of one year from the date of disability or death (or the expiration of the term of the option, if earlier). If a grantee’s employment or service is terminated for any other reason, the grantee may generally exercise his or her vested options within 90 days of the date of termination (or the expiration of the term of the option, if earlier).

Share appreciation rights are awards entitling a grantee to receive a payment representing the difference between the base price per share of the right and the fair market value of a share on the date of exercise subject to any terms or conditions as the board or committee may determine in the award agreement. Share appreciation rights are payable in cash, shares of equivalent value or a combination thereof.

Restricted share awards are ordinary shares that are awarded to a grantee subject to the satisfaction of the terms and conditions established by the board or committee in the award agreement. Until such time as the applicable restrictions lapse, restricted shares are subject to forfeiture and may not be sold, assigned, pledged or otherwise disposed of by the participant who holds those shares.

RSUs are awards covering a number of hypothetical units with respect to shares that are granted subject to such vesting and transfer restrictions and conditions of payment as the board or committee may determine. Restricted share units are payable in cash, shares of equivalent value or a combination thereof.

Performance share awards are awards denominated in shares which may be earned in whole or part upon attainment of performance goals or other vesting criteria as the board or committee may determine.

Performance units are awards covering a number of hypothetical units with respect to shares that may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the board or committee may determine. Performance units are payable in cash, shares of equivalent value or a combination thereof.

Awards under the 2012 Plan may be made subject to performance goals relating to one or more business criteria and may provide for a targeted level or levels of achievement.

In the event that any change is made to the shares without consideration to the Company (through merger, consolidation, reorganization, recapitalization, share dividend or similar event), the class and number of shares available for issuance, maximum award limits and any outstanding awards under the 2012 Plan will be appropriately adjusted. In the event of a change in control, either (i) the surviving entity may assume and continue outstanding awards (or substitute similar awards) in all or in part or (ii) if the surviving entity does not assume and continue awards (or substitute similar awards), unvested awards will be forfeited and vested awards shall terminate if not exercised at or prior to the change in control. Notwithstanding the foregoing, in the event of a change in control, the board, in its discretion, may accelerate the vesting of any or all awards, in whole or in part.

2012 Israeli Sub Plan

The 2012 Israeli Sub Plan provides for the grant by us of awards pursuant to Sections 102 and 3(i) of the Israeli Income Tax Ordinance (the “Ordinance”) and the rules and regulations promulgated thereunder. The 2012 Israeli Sub Plan provides for options and share awards to be granted to our or our affiliates’ employees, directors and officers who are not “Controlling Shareholders,” as defined in the Ordinance, and who are considered Israeli residents, to the extent that such options or awards either are (i) intended to qualify for special tax treatment under the “capital gains track” provisions of Section 102(b)(2) of the Ordinance or (ii) not intended to qualify for such special tax treatment. The 2012 Israeli Sub Plan also provides for the grant of options under Section 3(i) of the Ordinance to our Israeli non-employee service providers and controlling shareholders, who are not eligible for such special tax treatment.

2012 U.S. Sub Plan

The 2012 U.S. Sub Plan applies to grants to participants who are citizens or residents of the United States on the date of grant of an award. Under the 2012 U.S. Sub Plan, the Board may require a participant to represent that he or she is acquiring securities for investment purposes and without a view to distribution thereof. Shares will not be issued under the U.S. Sub Plan unless the issuance complies with the requirements of any stock exchange on which the shares are then listed or quoted, any securities or tax laws and all other applicable laws. All shares delivered under the U.S. Sub Plan will be subject to such transfer orders and other restrictions as our Board may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the shares are then listed and any applicable laws. Our obligations under the U.S. Sub Plan will be conditioned on the payment by the participant of all applicable withholding taxes.

The U.S. Plan contains provisions relating solely to participants located in California, which generally provide that in the event of termination of employment or services for reasons of disability or death, the participant, or in the case of death, his or her legal successor, may generally exercise options that have vested prior to termination within a period of six months from the date of disability or death (or the expiration of the term of the option, if earlier). If a participant’s employment or service is terminated for any other reason, the grantee may generally exercise his or her vested options within 30 days of the date of termination (or the expiration of the term of the option, if earlier).

2006 Stock Option Plan

In November of 2006, we adopted our 2006 Stock Option Plan, which we refer to as the 2006 Plan. The 2006 Plan provides for the grant of stock options to our employees who are considered Israeli residents, members of our board or consultants. As of December 31, 2020, options to purchase 687 ordinary shares were outstanding under the 2006 Plan. The 2006 Plan was terminated on August 19, 2014, although option awards outstanding as of that date will continue in full force in accordance with the terms under which they were granted. In the event that any option shall for any reason expire or terminate without having been exercised, the shares not acquired shall revert to the 2014 Plan and again become available for issuance. Following the termination of the 2006 Plan, awards may no longer be granted under the plan.

The 2006 Plan is administered by our Board, unless the Board delegates administration to a committee, which determines the grantees of options and the types of options to be granted, approves the terms and conditions of options, exercises such powers and performs such acts necessary or expedient to promote the best interests of the company with respect to the 2006 Plan. Our Board may, at any time, amend, alter, suspend or terminate the 2006 Plan, but may not thereby impair the rights of any grantee without his or her consent.

The terms of options granted under the 2006 Plan are determined by the administrator and set forth in an option agreement. Such terms include the type of option, the term of the option, the exercise price and the vesting schedule. Unless otherwise stated in an option agreement, each option expired two years after our IPO in September 2014.

The 2006 Plan provides for treatment of options upon various terminations of employment or other service to the company, including the period for which the vested period of option can be exercised following termination and, in some cases (such as termination due to disability, death or retirement), the exercisability of the portion of the option that would have become vested on the next vesting date.

The number of shares covered by or underlying each outstanding option and the number of shares which have been authorized for issuance under the 2006 Plan shall be appropriately adjusted in the case of any increase or decrease in the number of issued shares resulting from a share split, reverse share split, recapitalization, combination or reclassification of the shares, rights issues or any other increase or decrease in the number of issued shares in each case effected without receipt of consideration by the company. In the event of a merger or acquisition, each outstanding option shall be assumed or an equivalent award substituted by the successor company or a parent or subsidiary of the successor company. In the event that the successor company refuses to assume or substitute outstanding options, such options shall be deemed fully exercisable upon the closing of the transaction. In the event of a voluntary liquidation which is not considered a merger or acquisition under the 2006 Plan, each grantee shall be notified and have the right to exercise the vested options within five days.

Potential Payments Upon Termination or Change in Control

See “Executive Compensation — Employment Agreements.”

We have adopted, pursuant to shareholder approval, our Compensation Policy, which provides for certain benefits to our executive officers upon retirement or termination, whether or not in the event of a change in control. We may memorialize any of these benefits in arrangements we enter into with individual executive officers. Under the Compensation Policy, executive officers may be entitled to advance notice of termination of up to 12 months and to obtain up to 12 months of post-termination health insurance. In addition to receiving severance pay as required or facilitated under the local laws of the relevant jurisdiction, executive officers may have the right to receive up to 12 months of base salary (18 months in the case of the CEO), bonus and benefits, taking into account the period of the officer’s service or employment, his or her performance during employment and contribution to the Company’s targets and profits and the circumstances surrounding termination of his or her employment. These benefits are designed to attract and motivate highly skilled professionals to join our Company and to enable us in to retain key management.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is, or has ever been, an officer or employee of the Company or any of its subsidiaries. In addition, during the last fiscal year, no executive officer of the Company served as a member of the board of directors or the compensation committee of another entity that has one or more executive officers serving on the Company’s compensation committee or the Board.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to our ordinary shares that may be issued under our equity compensation plans in effect as of December 31, 2020.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)(2)	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)(3)
Equity compensation plans approved by security holders	1,320,917	$2.00	604,320
Equity compensation plans not approved by security holders	—	—	—
Total	1,320,917	$2.00	604,320

(1)         Represents shares issuable under our (i) 2014 Plan upon exercise of options outstanding to purchase 1,251,311shares and upon the settlement of outstanding RSUs with respect to 47,126 shares, (ii) 2012 Equity Incentive Plan upon exercise of options outstanding to purchase 21,793 shares, and (iii) 2006 Stock Option Plan upon exercise of options outstanding to purchase 687 shares.
(2)         The weighted average remaining term for the expiration of stock options is 5.59 years.
(3)         Represents shares available for future issuance under our 2014 Plan.

PROPOSAL TWO

APPROVAL OF AN AMENDMENT TO OUR COMPENSATION POLICY

Background

On December 15, 2014, our shareholders approved our Compensation Policy for our directors and officers. Our shareholders approved amendments to our Compensation Policy at the annual general meetings of our shareholders held on December 3, 2015, May 24, 2016, June 27, 2017, March 27, 2019 and June 18, 2020.

Recently, our compensation committee and Board approved, subject to shareholder approval, a modification to the Compensation Policy in order to remove the maximum permissible amount of annual premium payments for directors and officers insurance (“D&O Insurance”). Section 14.3 of our Compensation Policy currently authorizes an annual premium of up to $500,000 for D&O Insurance. In recognition of various factors such as the dramatic changes in the market for D&O Insurance, the Israel Securities Authority has adopted new guidance which provides that the Compensation Policy need not specify a ceiling on annual premiums for D&O Insurance, so long as our compensation committee affirms that the premiums being paid are consistent with market terms and not material to the Company’s profitability, assets or liabilities. In order to ensure that we will continue to be able to obtain adequate D&O Insurance, we are proposing to amend Section 14.3 of our Compensation Policy as follows, to remove the ceiling on the premiums for D&O Insurance  (additions are underlined, deletions are struck through):

ReWalk will provide “Directors and Officers Insurance” to the members of its Board and its Executive Officers. The maximum aggregate coverage for any such insurance policy will not exceed USD 50,000,000~~, and the annual premium payable for such coverage will not exceed USD 500,000~~. The annual premiums for such coverage shall be approved by the Compensation Committee (and, if required by law, by the Board) which shall determine that the amounts of the annual premiums for such insurance coverage reflect then-current market conditions and shall not materially affect the Company’s profitability, assets or liabilities.

The Israel Companies Law requires that the terms of compensation of ReWalk directors must be approved by the compensation committee, the Board and shareholders, in that order. The compensation committee and the Board have approved the above proposed changes to the Compensation Policy.

Proposed Resolution

You are requested to adopt the following resolution:

“2. RESOLVED, to amend the Company’s Compensation Policy in the manner set forth in Proposal 2 in the Proxy Statement.”

Vote Required

The affirmative vote of the holders of a majority of the voting power represented at the Annual Meeting, in person or by proxy, and voting thereon is required to adopt this resolution, provided that either:

1.
a simple majority of shares voted at the Annual Meeting excluding the shares of controlling shareholders, if any, and of shareholders who have a personal interest in the approval of the resolution, be voted “FOR” the resolution; or

2.
the total number of shares of non-controlling shareholders and of shareholders who do not have a personal interest in the approval of the resolution voted against approval of the resolution does not exceed two percent of the outstanding voting power in the Company.

For the definitions of “controlling shareholders” and “personal interest”, see “About the Voting Procedure at the Annual Meeting — How will votes be counted?” above.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE FOREGOING RESOLUTION.

PROPOSAL THREE

APPROVAL OF A GRANT OF EQUITY AWARDS TO LARRY JASINSKI,
OUR CEO, AND CHANGES TO THE TERMS OF THE CEO’S BASE ANNUAL COMPENSATION

Background

Subject to approval by our shareholders at the Meeting of Proposal Two, at the Meeting you will be asked to approve a one-time grant of 150,000 RSUs to Larry Jasinski, our CEO, pursuant to the 2014 Plan. The RSUs will vest in four equal annual installments.

The Board and compensation committee believe that in order to align the interests of our CEO with the interests of our shareholders it is important that our CEO maintain a sizable level of share ownership in the Company, whether through the time-based vesting of RSUs or the exercise of options. Therefore, in determining or recommending the amount and form of executive compensation, the Board and the compensation committee believe that a substantial portion of our CEO’s compensation should be in the form of long-term equity incentive awards. These awards link a significant portion of our CEO’s compensation to delivering value to our shareholders, both in the form of share price performance and operating results, and encourage his retention through long-term vesting periods. Additionally, as recommended by our Compensation Committee and by our Board, the proposed grant of equity awards is designed to bring Mr. Jasinski’s compensation in line with market practice. These equity grants will directly link Mr. Jasinski’s performance to delivering value to our shareholders.

Additionally, at the Meeting, you will be asked to approve the payment of base annual compensation for our CEO of $403,142, effective as of April 1, 2021. Our CEO’s base annual compensation for the year ending December 31, 2020 was $391,400. The Board of Directors, the compensation committee and our management believe that compensation should help recruit, retain and motivate a highly talented team of executives with the requisite set of skills and experience to successfully lead the Company in creating value for our shareholders.  In line with our philosophy that compensation should be structured in order to attract and motivate the most talented executives, this increase is designed to bring our CEO’s compensation in line with industry practice, as approved by our compensation committee and by our Board.

Under the Israel Companies Law, the compensation of our CEO requires the approval of the compensation committee, the Board and shareholders, in that order. The compensation committee recommended, and the Board approved, the proposed grant of equity awards and base annual compensation for our CEO, effective as of April 1, 2021, and determined that such compensation is consistent with the Compensation Policy.

Proposed Resolution

You are requested to adopt the following resolution:

“3. RESOLVED, to approve a one-time grant to Larry Jasinski, our CEO, under the 2014 Plan of 150,000 RSUs and to approve the terms of Larry Jasinski’s base annual compensation, as described in the Proxy Statement.”

Vote Required

The affirmative vote of the holders of a majority of the voting power represented at the Annual Meeting in person or by proxy and voting thereon is required to adopt this resolution, provided that either:

1.
a simple majority of shares voted at the Annual Meeting excluding the shares of controlling shareholders, if any, and of shareholders who have a personal interest in the approval of the resolution, be voted “FOR” the resolution; or

2.
the total number of shares of non-controlling shareholders and of shareholders who do not have a personal interest in the approval of the resolution voted against approval of the resolution does not exceed two percent of the outstanding voting power in the Company.

For the definitions of “controlling shareholders” and “personal interest”, see “About the Voting Procedure at the Annual Meeting — How will votes be counted?” above.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE FOREGOING RESOLUTION.

PROPOSAL FOUR

AMENDMENT OF ARTICLES OF ASSOCIATION TO INCREASE THE COMPANY’S AUTHORIZED SHARE CAPITAL

Background

At the Meeting, we are proposing to effect an increase in our authorized share capital by NIS 15,000,000 from NIS 15,000,000 to NIS 30,000,000. The purpose of this increase is to maintain our current flexibility to conduct future issuances of our Ordinary Shares, par value NIS 0.25 each (the “Shares”), in the ordinary course from time to time to fund our operations, consistent with our historical practice of raising financing through equity and equity-linked debt issuances.

Reasons for the Amendment

Our current authorized share capital is 60,000,000 Shares. As of February 26, 2021, following the closing of our private placement, there were 45,986,777 Shares outstanding, outstanding warrants to purchase 10,655,820 Shares and 1,901,762 Shares reserved for issuance under our equity incentive plans (including Shares underlying unvested RSUs or unexercised options and Shares available for future grant). As discussed in our 2020 Annual Report, we intend to fund future operations through cash on hand, additional private and/or public offerings of debt or equity securities, cash exercises of outstanding warrants or a combination of the foregoing. An increase in authorized share capital will maintain this flexibility to raise money in the capital markets, including in the event of a reduction in the value of our Shares. We currently do not have any acquisitions or other major transactions planned that would require us to increase our authorized share capital but this increase will allow us to perform equity based mergers, acquisition or licensing deals.

Effects of the Amendment

Our Board is not proposing the increase with the intent of using the newly authorized reserve as an anti‑takeover device, and has no knowledge of any specific effort to accumulate the Company’s securities or obtain control of the Company. For a discussion of other anti-takeover measures already in our Articles of Association, see Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 Form 10-K”). Nevertheless, increasing our authorized share capital could have the effect of allowing our Board to issue new shares in order to prevent or discourage a hostile takeover.

Increase in our Authorized Share Capital

We intend to increase our authorized share capital by NIS 15,000,000 from 15,000,000 to NIS 30,000,000 so that we will increase the number of authorized but unissued Shares by 60,000,000 Shares from 60,000,000 Shares to 120,000,000 Shares.

After the increase, all Shares issuable from our authorized share capital would have the same voting rights and rights to any dividends or other distributions by the Company as the ordinary shares currently issuable from our share capital.

Amendment of our Articles of Association

We are proposing to amend Article 4 of our Articles of Association as follows (additions are underlined, deletions are struck through):

“4. Authorized Share Capital

The authorized share capital of the Company is ~~Fifteen Million and Five Hundred Thousand New Israeli Shekels (NIS 15,000,000)~~ Thirty Million New Israeli Shekels (NIS 30,000,000) divided into ~~Sixty Million (60,000,000)~~ One Hundred Twenty Million (120,000,000) Ordinary Shares, par value NIS 0.25 per share.”

No further action on the part of the shareholders will be required either to effect or abandon the share capital increase, and our Board will be required to effect such actions within ninety (90) days after receipt of approval of this Proposal by our shareholders at the Meeting. Following such determination by our Board, we intend to issue a press release announcing the effective date of the share capital increase, and will amend our Articles of Association to effect such.

Interests of Certain Persons

Certain of our executive officers and directors have an interest in this proposal as a result of their ownership of Shares. However, we do not believe that our executive officers or directors have interests in this proposal that are different than or greater than those of any of our other shareholders.

Certain Risks and Disadvantages Associated with the Share Capital Increase

Future issuances of Shares will dilute the voting power and ownership of our existing shareholders, and, depending on the amount of consideration received in connection with the issuance, could also reduce shareholders’ equity on a per-share basis. Although the purpose of the increase in authorized share capital is to maintain our capital-raising position, these additional Shares may also be issued in the future for other purposes, such as compensation, giving rise to further opportunities for dilution. We currently do not have any acquisitions or other major transactions planned that would require us to increase our authorized Share capital. Our Board is not proposing the increase with the intent of using the newly-authorized reserve as an anti-takeover device and has no current knowledge of any specific effort to accumulate the Company’s securities or obtain control of the Company. However, the authorized Shares could, in theory, also be used to prevent, discourage, resist or frustrate a third-party takeover transaction, including one that is favored by a majority of the independent shareholders (for example, by permitting issuances that would dilute the share ownership of a person seeking to effect a change in the composition of the board or management of our Company or contemplating a tender offer or other transaction for the combination of the Company with another company). The newly available authorized shares resulting from the reverse share split thus may have the potential to limit the opportunity for our shareholders to dispose of their Shares at a premium.

For a discussion of other anti-takeover measures already in our Articles of Association, see Exhibit 4.2 to the 2020 Form 10-K.

Proposed Resolution

You are requested to adopt the following resolution:

“4. RESOLVED, to approve the amendment to the Articles of Association of the Company as set forth in the Proxy Statement to effect an increase in the Company’s authorized share capital.”

Vote Required

The affirmative vote of a majority of our ordinary shares cast in person or by proxy at the Meeting on the foregoing resolution is required to adopt the foregoing resolution.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE FOREGOING RESOLUTION.

PROPOSAL FIVE

AMENDMENT OF ARTICLES OF ASSOCIATION TO ADD FORUM SELECTION PROVISIONS

Background

Our board of directors has unanimously approved and recommends that our shareholders approve an amendment to our Articles of Association to add a new Article 61 to provide that, unless we consent in writing to the selection of an alternative forum, the federal courts of the United States shall be the exclusive forum for the resolution of any claim arising under the Securities Act of 1933, as amended.

Additionally, the amendment will include a provision in our amended and restated articles of association which provides that the Tel-Aviv District Court is the exclusive forum for (a) a derivative action or derivative proceeding that is filed in the name of the Company; (b) any action grounded in a breach of fiduciary duty of a director, officeholder or other employee of the Company towards the Company or towards the shareholders of the Company; or (c) any action the cause of which results from any provision of the Companies Law or the Israel Securities Law, 5728-1968.

Reasons for the Amendment

We believe that having the forum selection provisions will (i) allow for the consolidation of multi-jurisdiction litigation and  help reduce the risk that the outcome of cases in multiple jurisdictions could be inconsistent, (ii) help deter state court forum-shopping and (iii) provide efficiencies in managing the procedural aspects of litigation. Given these considerations, the Board has determined that it is in the best interests of ReWalk and its shareholders that the Articles of Association be amended to include these forum selection provisions. With respect to the provision setting the Tel-Aviv District Court as the exclusive forum for certain disputes, the State of Israel is where the Company is incorporated and whose law governs such disputes. The Israeli courts have developed considerable expertise in dealing with corporate law issues involving Israeli companies, including those listed in the United States, as well as a substantial and influential body of case law construing Israel’s corporate law and long-standing precedent regarding corporate governance.

Effect of the Amendment

Although we are seeking approval of these provisions for the reasons cited above, if these provisions are approved and implemented, the effects of this amendment may include, but are not limited to, that these provisions could discourage claims or limit investors’ ability to bring a claim in a judicial forum that they find favorable.

The amendments will only regulate the forums where shareholders may file certain claims; it does not restrict the ability of our shareholders to bring such claims, nor does it affect the remedies available if such claims are successful. Moreover, the Company will retain the ability to consent to an alternative forum in circumstances where the Company determines that its interests and those of its shareholders are best served by permitting a particular dispute to proceed in a forum other than the federal district courts or State of Israel, as applicable. There is, however, uncertainty as to whether a court would enforce these provisions.

Language of Proposed Amendment

If approved, the amendment would enable us to add to our Articles of Association a new Article 61 to read as follows:

61.	Jurisdiction

(a)       Unless the consent of the Company in writing has been received to the election of an alternative forum, and with the exception of all matters concerning a claimant or class of claimants having the right to file an action in the courts in Israel, in relation to causes of action by virtue of the U.S. Securities Act of 1933 (as amended), the federal district courts of the United States of America shall be the exclusive forum for resolving any action the causes of which result from the U.S. Securities Act of 1933 (as amended).

(b)       Unless the consent of the Company in writing has been received to the election of an alternative forum, the Tel-Aviv District Court will constitute the exclusive forum for: (a) a derivative action or derivative proceeding that is filed in the name of the Company; (b) any action grounded in a breach of fiduciary duty of a director, officeholder or other employee of the Company towards the Company or towards the shareholders of the Company; or (c) any action the cause of which results from any provision of the Companies Law or the Securities Law. Any person or entity purchasing or otherwise acquiring, or holding, any interest in the shares of the Company will be deemed to be parties to whom notice has been given of the provisions of these clauses and as parties who have given their consent to the provisions of these clauses.

Proposed Resolution

You are requested to adopt the following resolution:

“4. RESOLVED, to approve the amendment of the Company’s Articles of Association to add forum selection provisions as set forth in the Proxy Statement.”

Vote Required

The affirmative vote of a majority of our ordinary shares cast in person or by proxy at the Meeting on the foregoing resolution is required to adopt the foregoing resolution.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE FOREGOING RESOLUTION.

PROPOSAL SIX

APPROVAL OF RSU GRANTS TO OUR DIRECTORS

As noted above under Proposal Two, our Compensation Policy has been amended over the years. Following such amendments, Section 13.1 of our Compensation Policy, which deals with the compensation of directors, reads as follows:

The non-executive members of ReWalk's Board may (and, in the case of external directors, shall) be entitled to remuneration (either relative remuneration or annual remuneration and per meeting remuneration, including in the event of a written resolution or conference call) and refund of expenses according to the provisions of the Companies Regulations (Rules on Remuneration and Expenses of External Directors), 2000, as amended by the Companies Regulations (Relief for Public Companies Traded on Stock Exchanges Outside of Israel), 2000, as such regulations may be amended from time to time.

All or a portion of the directors’ cash compensation may be paid in equity, at the discretion of the Compensation Committee in order to preserve the Company’s cash. Equity compensation of directors shall be payable in the first instance in RSUs, but such compensation may also be payable, at the discretion of our Compensation Committee, in cash, based on a formula to be determined and with such payment provisions as shall result in the equivalent effect of vesting of RSUs, in order to preserve the equity available for incentives.

In addition, the non-executive members of ReWalk's Board may be eligible to participate in ReWalk’s equity plans. Such Equity-based Awards will not exceed in value (based on accepted valuation methods), on the date of grant, $500,000, per vesting annum (calculated on a linear basis). Equity-based awards will vest over a period of not less than 1 year. The provisions of Section 9.2 above regarding acceleration of vesting will apply, mutatis mutandis, to Equity-based Awards granted to non-executive members of ReWalk's Board.

In 2018, our shareholders approved the following equity compensation for our directors:

•
a grant to each director (other than a director who is an employee of the Company) who is first appointed or elected, upon his or her initial election or appointment of RSUs to purchase ordinary shares of the Company, with such RSUs to have a value based on the Black-Scholes model equal to $30,000 on the date of grant; and

•
an annual grant of RSUs to each current and future director of the Company (other than a director who is an employee of the Company), of RSUs to purchase ordinary shares of the Company, with such RSUs to have a value based on the Black-Scholes model equal to $25,000 on the date of grant.

This equity compensation is in addition to the cash compensation paid to our directors, as described under “Director Compensation.” Such equity grants are intended to create an immediate long-term incentive for our newly-appointed or elected non-employee directors and, along with annual grants, to ensure competitive compensation for non-employee directors as compared to similar issuers in our industry. In 2020, in connection with the ongoing review by our independent Compensation Committee and Board of Directors of the resources and needs of the Company, the Board of Directors decided to decrease the value of the annual equity compensation payable to directors from $25,000 to $15,000 in order to preserve the equity available for incentives to employees, and to pay cash fees to each of our directors starting on April 1, 2020.

In 2021, as part of this ongoing review and consideration of factors designed to allow the Company to retain highly-qualified directors and executive officers while aligning the form of payment of their compensation with the resources and needs of the Company,  evaluating our director compensation arrangements, our compensation committee and Board, with the assistance of Aon, our independent compensation consultant, determined that that the equity compensation of our directors is significantly below that of our peer companies and no longer in line with industry practices or levels. In order to ensure the Company’s continued ability to attract and retain highly-qualified directors, our compensation committee and Board approved an increase in the value of the grants of RSUs to our directors.

Under the proposal, the value of the initial and annual grant of RSUs to each current and future non-employee director will be increased to $50,000. Each future non-employee director will receive, under the 2014 Plan, upon his or her initial election or appointment, a grant of RSUs to acquire ordinary shares of the Company, having a value based on the Black-Scholes model equal to $50,000 on the date of grant. In addition, each current and future non-employee director will receive, under the 2014 Plan, an annual grant of RSUs to acquire ordinary shares of the Company, having a value based on the Black-Scholes model equal to $50,000 on the date of grant. All of the above grants of RSUs will vest on a quarterly basis over a period of one year from the date of their grant, with the vesting of such RSUs accelerated upon certain change of control events. The options and RSUs will otherwise be subject to the terms and conditions of the 2014 Plan and the non-employee director RSU award agreement in the form generally used by the Company at the relevant time, including any forms filed by the Company with the SEC. Our Compensation Policy provides that equity compensation of directors shall be payable in the first instance in RSUs, but such compensation may also be payable, at the discretion of our compensation committee, in cash, based on a formula to be determined and with such payment provisions as shall result in the equivalent effect of vesting of RSUs, in order to preserve the equity available for incentives.

Proposed Resolution

You are requested to adopt the following resolution:

“6. RESOLVED, to approve a grant to each current and future non-employee director, under the 2014 Plan, of RSUs to acquire ordinary shares of the Company, having a value based on the Black-Scholes model equal to $50,000 on the date of grant (with the first such grant to be on the date of the Meeting, and future grants to be on the date of each subsequent annual general meeting of the shareholders of the Company at which such director is reappointed or reelected), and to approve a grant of RSUs to each future non-employee director of the Company, upon his or her initial election or appointment, of RSUs to acquire ordinary shares of the Company, having a value based on the Black-Scholes model equal to $50,000 on the date of grant, which shall vest as set forth in the Proxy Statement.”

Vote Required

The affirmative vote of a majority of our ordinary shares voted in person or by proxy at the Meeting on the foregoing resolution is required to adopt the foregoing resolution.

Board Recommendation

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE FOREGOING RESOLUTION.

PROPOSAL SEVEN

NON-BINDING SHAREHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with Section 14A of the Exchange Act. See “Executive Compensation” above for additional information related to the compensation of the Company’s Named Executive Officers. Section 14A of the Exchange Act requires us to hold the Say-on-Pay vote at least once every three years. Following the recommendation of our shareholders at our 2020 annual meeting of shareholders, our Board of Directors has chosen to hold the Say-on-Pay vote every year.

We believe that our executive compensation is competitive within our industry, consistent with executive compensation of companies similarly sized and with similar complexities, and strongly aligned with the long‑term interests of our shareholders. Our executive compensation has been designed to promote a performance‑based culture and ensure long-term value creation by aligning the interests of our executive officers with those of our shareholders by linking a substantial portion of their compensation to the Company’s performance. The compensation committee annually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices.

As an advisory vote, this Proposal Seven is not binding upon the Company or our Board of Directors. This is in contrast with Proposal Three, which proposes equity and cash compensation to the Company’s CEO requiring a Special Majority approval under Israeli law. In any event, however, our Board of Directors and compensation committee value the opinions expressed by shareholders in their vote on this Proposal Seven. Consequently, the compensation committee intends to take into account the outcome of the vote when considering future executive compensation decisions for our executive officers. The vote on this proposal relates to the overall compensation of our Named Executive Officers, as described in this Proxy Statement, pursuant to Item 402 of Regulation S-K of the SEC (namely, the compensation tables and accompanying narrative disclosures found under “Executive Compensation”).

Proposed Resolution

You are requested to adopt the following resolution:

“7. RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement relating to the 2021 Annual Meeting of Shareholders, pursuant to Item 402 of Regulation S-K of the Securities and Exchange Commission, including the compensation tables and accompanying narrative disclosures, is hereby APPROVED in a non-binding vote.”

Vote Required

The affirmative vote of a majority of our ordinary shares cast in person or by proxy at the Meeting on the foregoing resolution is required to adopt the foregoing resolution.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE FOREGOING RESOLUTION.

PROPOSAL EIGHT

REAPPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Background

Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, served as our independent registered public accounting firm for the year ended December 31, 2020. At the Meeting, shareholders will be asked to approve the reappointment of Kost Forer Gabbay & Kasierer as our independent registered public accounting firm for the year ending December 31, 2021 and until the next annual meeting of shareholders and to authorize the Board, upon the recommendation of the audit committee, to fix the remuneration of the independent registered public accounting firm in accordance with the volume and nature of its services. Representatives of Kost Forer Gabbay & Kasierer are not expected to be present at the Meeting and are not expected to be available to respond to questions, and will not have the opportunity to make a statement.

We have been advised by Kost Forer Gabbay & Kasierer that it is an independent registered public accounting firm with the PCAOB, and complies with the auditing, quality control and independence standards and rules of the PCAOB.

In executing its responsibilities, the audit committee engages in an annual evaluation of Kost Forer Gabbay & Kasierer’s qualifications, performance and independence, and considers whether continued retention of Kost Forer Gabbay & Kasierer as the Company’s independent registered public accounting firm is in the best interest of the Company. The audit committee is also involved in the selection of Kost Forer Gabbay & Kasierer’s lead engagement partner. While Kost Forer Gabbay & Kasierer has been retained as the Company’s independent registered public accounting firm continuously since the Company’s IPO in September 2014, in accordance with SEC rules and Kost Forer Gabbay & Kasierer policies the firm’s lead engagement partner rotates every five years. In assessing independence, the audit committee reviews the fees paid, including those related to non-audit services. As a result of its evaluation of Kost Forer Gabbay & Kasierer’s qualifications, performance and independence, the Audit Committee and the Board of Directors believe that the continued retention of Kost Forer Gabbay & Kasierer to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2021 is in the best interests of the Company and its shareholders. While the audit committee retains Kost Forer Gabbay & Kasierer as our independent registered public accounting firm, the Board of Directors is submitting the selection of Kost Forer Gabbay & Kasierer to the shareholders for ratification upon the recommendation to do so by the audit committee.

Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted for the ratification of the selection of Kost Forer Gabbay & Kasierer as our independent registered public accounting firm for the year ending December 31, 2021. If the selection of Kost Forer Gabbay & Kasierer is not ratified by the shareholders, the audit committee will reconsider the matter. Even if the selection of Kost Forer Gabbay & Kasierer is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in our best interests.

Principal Accounting Fees and Services

The following table sets forth, for each of the years indicated, the fees expensed by Kost Forer Gabbay & Kasierer, our independent registered public accounting firm, in each such year.

	2019	2020
	($ in thousands)
Audit Fees(1)	$255	$295
Audit-Related Fees(2)	$-	$10
Tax Fees(3)	$16	$17
All Other Fees(4)	$16	$3
Total:	$287	$325
____________

(1)
“Audit fees” include fees for services performed by our independent public accounting firm in connection with our annual audit for 2019 and 2020, fees related to the review of quarterly financial statements, fees related to our at-the-market equity offering program, follow-on offering of ordinary shares and follow-on offering of ordinary shares and warrants and fees for consultation concerning financial accounting and reporting standards.

(2)
“Audit-related fees” relate to assurance and associated services that are traditionally performed by an independent auditor, including accounting consultation and consultation concerning financial accounting, reporting standards and due diligence.

(3)
“Tax fees” include fees for professional services rendered by our independent registered public accounting firm for tax compliance, transfer pricing and tax advice on actual or contemplated transactions.

(4)	“All other fees” include fees for services rendered by our independent registered public accounting firm with respect to government incentives and other matters.

Audit Committee’s Pre-Approval Policies and Procedures

The audit committee has adopted a pre-approval policy for the engagement of our independent accountant to perform certain audit and non-audit services. Pursuant to this policy, which is designed to assure that such engagements do not impair the independence of our auditors, the audit committee pre-approves annually a catalog of specific audit and non-audit services in the categories of audit service, audit-related service and tax services that may be performed by our independent accountants.

All engagements by us of the auditors for 2019 and 2020 were pre-approved by the audit committee.

Proposed Resolution

You are requested to adopt the following resolution:

“7. RESOLVED, that the reappointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the year ending December 31, 2021 and until the next annual meeting of shareholders be approved, and that the Board, upon recommendation of the audit committee, be authorized to fix the remuneration of said independent registered public accounting firm in accordance with the volume and nature of their services.”

Vote Required

The affirmative vote of a majority of our ordinary shares cast in person or by proxy at the Meeting on the foregoing resolution is required to adopt the foregoing resolution.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE FOREGOING RESOLUTION.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Director Independence

See “Corporate Governance — Director Independence.”

Certain Relationships and Related Transactions

We describe below transactions and series of similar transactions which are currently proposed or to which we have been or were a party since January 1, 2019, in which (a) the amount involved exceeds or exceeded the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years and (b) any of our directors, executive officers, beneficial owners of more than 5% of our ordinary shares, or any affiliates or members of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest. Although we do not have a formal written policy as to the approval of related party transactions, all related party transactions for which disclosure would be required under Item 404 of Regulation S-K are approved based on procedures under Israeli law, as is duly memorialized in the minutes of the meetings of the Board and audit committee, as applicable. For more information, see “Corporate Governance — Approval of Related Party Transactions under Israeli Law.”

Agreements with Affiliates of SCP Vitalife Partners and or Yaskawa

Amended and Restated Shareholders’ Rights Agreement

On July 14, 2014, we entered into an Amended and Restated Shareholders’ Rights Agreement, (the “Shareholders’ Rights Agreement”), with entities affiliated with SCP Vitalife Partners II, which are controlled by our directors Messrs. Dykan and Weisman, Yaskawa Electric Corporation (“Yaskawa”), where our directors Messrs. Ichiki and Dan are employed, and other entities and shareholders that are no longer related parties. The Shareholders’ Rights Agreement provided the shareholders party to it holding our ordinary shares with certain registration rights. All registration rights terminated in 2019 on the fifth anniversary of the closing of our IPO.

Agreements with Yaskawa

On September 24, 2013, we entered into a Strategic Alliance Agreement with Yaskawa. Pursuant to the Strategic Alliance Agreement, we and Yaskawa will collaborate in the following areas, among others:

•	marketing, distribution and commercialization of our products by Yaskawa, subject to a separate distribution agreement;
•	marketing and distribution of future Yaskawa healthcare equipment products by us in the scope of our sales network; and
•	improvement and quality control of our products by applying Yaskawa’s know-how and expertise in motion control and robotics.

The Strategic Alliance Agreement also provides for the creation of a joint steering committee to meet quarterly to review, among other things, sales targets for our products by Yaskawa, opportunities for us to sell Yaskawa products, possibilities for quality improvements to our products by applying Yaskawa’s expertise and future research and development for our products. In the future, subject to any necessary regulatory clearance, we are entitled to market and sell certain of Yaskawa’s products currently under development, which consist of complementary products to the ReWalk, in the United States and Europe. While the terms of any such arrangement, including with respect to any compensation we may receive, have not yet been agreed, we expect that any such compensation would take the form of a percentage discount off of each product’s list price or another customary arrangement. The term of the agreement is ten years, but it may be terminated by either party after seven years or upon 60 days’ notice in the event of an uncured default under the agreement.

On September 24, 2013, we and Yaskawa also entered into an Exclusive Distribution Agreement which provides that Yaskawa will be our exclusive distributor in Japan, China (including Hong Kong and Macau), Taiwan, South Korea, Singapore and Thailand. In addition, (i) if we desire to sell any exoskeleton products into any regional market in the Asian and Pacific regions (other than Australia, New Zealand or India), Yaskawa will have a right of first refusal to serve as distributor in those markets, subject to an agreement on minimum purchase requirements, and (ii) if we offer pricing to any other distributor better than what we offer Yaskawa, Yaskawa will be entitled to that pricing. The initial term of the Exclusive Distribution Agreement is ten years. Either party may terminate the agreement upon 90 days’ written notice after seven years or upon an event of default under the agreement or a bankruptcy event of the other party. Through December 30, 2018, Yaskawa had paid us an aggregate of approximately $1,077,000 pursuant to the exclusive distribution agreement, $303,000 of which was paid since January 1, 2017. In connection with the closing of the first tranche of the private placement of the Investment Agreement with Timwell Corporation Limited (“Timwell”), we entered into an amendment to this Exclusive Distribution Agreement to terminate the distribution rights granted to Yaskawa in China (including Hong Kong and Macau), and in return we agreed to pay Yaskawa an amount equal to 3% of the net revenues we receive between April 1, 2018 and December 31, 2023 from the sale in China of our spinal cord injury line, but not less than an aggregate amount of $75,000. On June 25, 2020 we delivered a written notice that we would terminate this agreement at the end of the seven year term, and such termination occurred on September 24, 2020.

Agreements with Kreos V

Kreos Capital V (Expert Fund) Limited (“Kreos V”) beneficially owned more than 5% of our ordinary shares at some time since January 1, 2019. On December 30, 2015, we entered into an Agreement for the Provisions of a Loan Facility (the “Kreos V Loan Agreement”) with Kreos V, pursuant to which Kreos V extended a line of credit to us in the amount of $20.0 million. In connection with the Kreos V Loan Agreement, we issued to Kreos V a warrant to purchase up to 4,771 ordinary shares at an exercise price of $241.00 per share, which was increased to represent the right to purchase up to 6,679 ordinary shares on December 28, 2016. On June 9, 2017, we entered into the first amendment of the Kreos V Loan Agreement, under which $3.0 million of the outstanding principal is extended and subject to the terms of the convertible note under the Kreos V Loan Agreement (the “Kreos V Convertible Note,”), convertible into up to 100,946 ordinary shares (subject to customary anti-dilution adjustments in connection with a share split, reverse share split, share dividend, combination, reclassification or otherwise). This amount includes (i) 94,637 ordinary shares issuable upon conversion of the $3.0 million at $31.70 per share and (ii) 6,309 ordinary shares issuable upon conversion of “end of loan payments” totaling $200,000 at $31.70 per share. Pursuant to the Kreos V Loan Agreement, we are required to pay Kreos V “end of loan payments” equal to 1.0% of the amount of each tranche drawn down upon the expiration of each such tranche. Because the aggregate amount we drew down under the Kreos V Loan Agreement equals $20,000,000, the total “end of loan payments” equal $200,000. All amounts are convertible at any time until the earlier of (i) the maturity date of June 9, 2020 or (ii) a “Change of Control,” as defined in the Kreos V Loan Agreement. In lieu of receiving the “end of loan payments,” Kreos V may also require us to pay, upon conversion of the Kreos V Convertible Note, in whole or in part, an amount equal to 1% of the principal amount so converted and on the maturity date of June 9, 2020, we must pay to Kreos V, in addition to the then-outstanding principal amount, an amount equal to 1% of the then-outstanding principal amount.

On November 20, 2018, the Company and Kreos V entered into the second amendment to the Kreos V Loan Agreement (the “Second Amendment”). In the Second Amendment, the Company agreed to repay $3.6 million to Kreos V in satisfaction of all outstanding indebtedness under the Kreos V Convertible Note and other related payments, including prepayment costs and end of loan payments and Kreos V agreed to terminate the Kreos V Convertible Note. The Company repaid Kreos V the $3.6 million by issuing to Kreos V 192,000 units and 288,000 pre-funded units at the applicable public offering prices for an aggregate price of $3.6 million (including the aggregate exercise price for the ordinary shares to be received upon exercise of the pre-funded warrants, assuming Kreos V exercises all of the pre-funded warrants it purchased as part of the Company’s public offering). The Company and Kreos V also agreed to revise the principal and the repayment schedule under the Kreos V Loan Agreement. The revised repayment schedule effectively deferred an additional $1.1 million of payments that were due in 2018 and $2.8 million that were due in 2019 under the loan’s prior repayment schedule, for total deferred payments of $3.9 million compared to the prior repayment schedule. Additionally, Kreos V and the Company entered into the Kreos Warrant Amendment, which amended the exercise price of the warrant to purchase 6,679 ordinary shares currently held by Kreos V from $241.00 to $7.50. The Second Amendment also made certain changes to the prepayment premiums under the Kreos V Loan Agreement, tying them to the date of the Second Amendment.

On June 5, 2019 and June 6, 2019, the Company entered into warrant exercise agreements with certain institutional investors of warrants to purchase the Company’s ordinary shares, pursuant to which, Kreos V agreed to exercise in cash their November 2018 warrants at the existing exercise price of $7.50 per share. Under the exercise agreements, the Company also agreed to issue to Kreos V new warrants to purchase up to 480,000 ordinary shares at an exercise price of $7.50 per share.

On December 29, 2020, the Company repaid in full the outstanding balance on its credit line from Kreos, which discharged all of the Company’s obligations to Kreos.

Investment Agreement with Timwell

Mr. Chunlin Han was a member of our Board of Directors throughout 2019 and 2020, serving as a designee of Timwell. Mr. Han’s father controls Timwell and Mr. Han’s parents indirectly control Timwell affiliate Realcan Ambrum.

On March 6, 2018, we entered into an investment agreement (the “Investment Agreement”) for a private placement of 640,000 ordinary shares to Timwell, a Hong Kong entity, in exchange for total aggregate proceeds of $20.0 million at a price of $31.25 per share, and a joint venture framework agreement, or the JV Framework Agreement, for a related joint venture in China. For more information, see “Part II. Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Timwell Private Placement” in our 2020 Annual Report and “Part I. Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Timwell Private Placement” in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, filed with the SEC on November 10, 2020. Timwell agreed to make the investment in three separate tranches, consisting of $5.0 million for 160,000 shares in the first tranche, $10.0 million for 320,000 shares in the second tranche and $5.0 million for 160,000 shares in the third tranche. As a result of Timwell’s notification that it would not invest the second and third tranches under the Investment Agreement, on April 7, 2020, our Board of Directors removed Mr. Chunlin Han, Timwell’s designee, from the Board.

Transactions with Other Current and/or Former 5% Beneficial Owners

Since January 1, 2019, we entered into the following transactions with other shareholders who are currently 5% beneficial owners or who we believe beneficially owned at the time of such transactions or became as a result of such transactions more than 5% of our ordinary shares, based on a review of Schedule 13G filings made and Company records during such period.

Current 5% Beneficial Owner

On April 5, 2019, we sold to Intracoastal Capital, LLC and/or its affiliates (“Intracoastal”) 272,304 ordinary shares in a registered direct offering and warrants to purchase 136,152 ordinary shares with an exercise price of $5.14 per share in a concurrent private placement, at a sale price of $5.2025 per ordinary share and associated warrant.  On June 10, 2019, we sold to Intracoastal 333,334 ordinary shares in a registered direct offering and warrants to purchase 166,667 ordinary shares with an exercise price of $6 per share in a concurrent private placement, at a sale price of $6 per share and associated warrant. On February 10, 2020, in a follow-on public offering, we sold to Intracoastal 600,000 ordinary shares and common warrants to purchase 600,000 ordinary shares with an exercise price of $1.25 per common warrant, at a sale price of $1.25 per common unit. On July 1, 2020, we sold to Intracoastal 823,046 ordinary shares in a registered direct offering and warrants to purchase 411,523 ordinary shares with an exercise price of $1.76 per share in a concurrent private placement, at a sale price of $1.8225 per share and associated warrant. On December 3, 2020, in a private placement, we sold to Intracoastal 871,840 ordinary shares and warrants to purchase 653,880 ordinary shares, with an exercise price of $1.34, at a sale price of $1.43375 per share and associated warrant.

In connection with the December 3, 2020 private placement, we also entered into registration rights agreements, dated December 3, 2020, with Intracoastal and other investors party thereto, pursuant to which we are required to prepare, file and maintain effectiveness with the SEC one or more registration statements to register for resale the ordinary shares issued outright and ordinary shares underlying the warrants, in each case, sold in such private placement, by December 18, 2020. The registration statement became effective on December 28, 2020.

Former 5% Beneficial Owners

We engaged in certain warrant exercise agreements and private placements, best efforts offerings and registered direct offerings of ordinary shares and/or warrants with a number of investors who we believe were 5% beneficial owners at the time of such transactions. These include Anson Funds Management LP and/or its affiliates, Armistice Capital Master Fund Ltd. and its affiliates, CVI Investments, Inc. and its affiliates, and Sabby Volatility Warrant Master Fund, Ltd and its affiliates. For information regarding these transactions, see our Registration Statement on Form S-1 (File No. 333-254147), filed with the SEC on March 11, 2021.

Agreements with Directors, Officers and Others

Employment Agreements

We have entered into written employment agreements with each of our executive officers. These agreements provide for notice periods of varying duration for termination of the agreement by us or by the relevant executive officer, during which time the executive officer will continue to receive base salary and benefits. We have also entered into customary non-competition, confidentiality of information and ownership of inventions arrangements with our executive officers. However, the enforceability of the noncompetition provisions may be limited under applicable law.

Options

Since our inception we have granted options to purchase our ordinary shares to our officers and certain of our directors. Such option agreements may contain acceleration provisions upon certain merger, acquisition, or change of control transactions. We describe our option plans under “Equity Compensation Plan Information.”

Exculpation, Indemnification and Insurance

Our Articles of Association permit us to exculpate, indemnify and insure certain of our office holders to the fullest extent permitted by the Israel Companies Law. We have entered into indemnification agreements with our office holders, exculpating them from a breach of their duty of care to us to the fullest extent permitted by law and undertaking to indemnify them to the fullest extent permitted by law, subject to certain exceptions, including with respect to liabilities resulting from our IPO to the extent that these liabilities are not covered by insurance.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires that the Company’s directors, executive officers and persons who own more than 10% of our outstanding ordinary shares (collectively, the “Section 16 insiders”) file with the SEC initial reports of ownership in our ordinary shares and reports of changes in ownership in our ordinary shares. Based solely on a review of reports filed during the fiscal year ended December 31, 2020 and certain of our internal records, we believe that all Section 16(a) filing requirements applicable to our directors, officers and greater than 10% percent beneficial owners were satisfied on a timely basis, except the following due to administrative oversight: two Form 4s on behalf of Mr. Dykan, which were filed on January 7, 2020 and April 21, 2020, to report the disposition of ordinary shares to satisfy Mr. Dykan’s tax withholding obligation in connection with the vesting of previously-granted RSUs, occurring on January 2, 2020 and March 27, 2020, respectively; one late Form 4 on behalf of Lawrence Jasinski, which was filed on June 23, 2020 to report RSUs granted on June 18, 2020; and one late Form 4 on behalf of Randel Richner, which was filed on November 4, 2020 to report RSUs granted on November 1, 2020.

REVIEW OF THE COMPANY’S FINANCIAL STATEMENTS FOR 2020

At the Meeting, the Board will provide a management report which will include a discussion of the Company’s consolidated financial statements for the year ended December 31, 2020. This item does not require a vote of the Company’s shareholders.

PROPOSALS OF SHAREHOLDERS AT 2022 ANNUAL MEETING

Shareholder proposals intended to be included in our proxy materials for and voted on at our 2022 annual general meeting of shareholders (“2022 AGM”) pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) must be received on or before December [13], 2021, by us at our principal executive offices located at ReWalk Robotics Ltd., 3 Hatnufa Street, Floor 6, P.O.B. 161, Yokneam Ilit 2069203, Israel, Attention: Chief Financial Officer. Rule 14a-8 and other SEC proxy regulations govern the submission of shareholder proposals and our consideration of them for inclusion in the proxy materials for the 2022 AGM.

Additionally, pursuant to the requirements of Israeli law and our Articles of Association, any shareholder of ReWalk who intends to present a proposal at the 2022 AGM (including to nominate a director candidate not named in such proxy statement) outside the procedures in Rule 14a-8 must hold at least 1% of our outstanding voting power. Proposals must be received by us on or before February 18, 2021. However, if the date of the 2022 AGM changes by more than 30 calendar days before or after May [19], 2022, we must receive the written proposal by the earlier of (i) the seventh calendar day after the day on which we call and provide notice of the 2022 AGM and (ii) the fourteenth calendar day after the day on which we first publicly disclose the 2021 AGM. All shareholder proposals must be sent to ReWalk Robotics Ltd., 3 Hatnufa Street, Floor 6, P.O.B. 161, Yokneam Ilit 2069203, Israel, Attention: Chief Financial Officer, be appropriate for consideration by shareholders at a meeting, and be made in the manner set forth in Article 22(c) of our Articles of Association and in accordance with the provisions of the Israel Companies Law. Shareholder proposals for the nomination of directors must also include certain additional information, the consent of the proposed director nominee(s) to serve as our director(s) if elected and a declaration signed by the nominee(s) declaring that (i) there is no limitation under the Israel Companies Law preventing the election of the nominees(s) and (ii) all of the information that is required to be provided to us in connection with such election under the Israel Companies Law and under our Articles of Association has been provided. The foregoing provisions do not affect a shareholder’s ability to request inclusion of a proposal in our proxy statement within the procedures and deadlines set forth in Rule 14a-8, as cited in the paragraph above.

OTHER BUSINESS

The Board knows of no other matter to come before the Meeting. However, if any matters requiring a vote of the shareholders arise, it is the intention of the persons named in the attached form of proxy to vote such proxy in accordance with their best judgment, including any matters or motions dealing with the conduct of the Meeting.

Your prompt action is required to vote. Therefore, whether or not you expect to attend the Meeting, please complete and sign a form of proxy and return it to us, so that it is received at our offices no later than 5:00 p.m. (Israel time) on May 18, 2021.

ADDITIONAL INFORMATION

Householding of Proxies

As permitted under the federal securities laws, we or brokers holding shares on behalf of our shareholders will send a single set of our proxy materials, including this Proxy Statement and our 2020 Annual Report, to multiple shareholders sharing an address who have requested that we mail them such materials. Each such shareholder will continue to receive a separate proxy card or voting instruction card and will retain a separate right to vote on all matters presented at the Meeting. This practice, known as “householding,” reduces duplicate mailings, thus saving printing and postage costs as well as natural resources. Once a shareholder receives notice from the shareholder’s broker or from us that communications to the shareholder’s address will be “householded,” householding will continue until the shareholder is notified or until the shareholder provides contrary instructions. Shareholders whose households have received a single set of our proxy materials but who would like to receive additional copies of the materials may contact our transfer agent, American Stock Transfer & Trust Company, LLC, by telephone at 1-800-937-5449 or by mail at 6201 15th Avenue, Brooklyn, N.Y. 11219, and we will promptly deliver additional copies. Shareholders who do not wish to participate in “householding” and would like to receive their own sets of our proxy statement in future years, or who share an address with another shareholder of the Company and who would like to receive only a single set of our proxy statements should follow the instructions below.

•
Shareholders whose shares are registered in their own name should contact American Stock Transfer & Trust Company by telephone at 1-800-937-5449 or by mail at 6201 15th Avenue, Brooklyn, N.Y. 11219, and inform it of their request; and

•	Shareholders whose shares are held by a broker or other nominee should contact the broker or other nominee directly and inform them of their request.

2020 Annual Report

Our 2020 Annual Report is being mailed concurrently with this Proxy Statement. Our 2020 Form 10-K, which includes the disclosures about our business and audited financial statements and related footnotes in our 2020 Annual Report along with certain exhibits omitted from the 2020 Annual Report, is available at our website at http://ir.rewalk.com. Upon written request by any shareholder to our Chief Financial Officer at 3 Hatnufa Street, Floor 6, Yokneam Ilit 2069203, Israel, we will furnish, without charge, a copy of our 2020 Form 10-K. The Company’s copying costs will be charged if exhibits to our 2020 Form 10-K are requested.

Cost and Method of Solicitation

We will pay the cost of soliciting proxies and may make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to beneficial owners of our ordinary shares. We will reimburse these third parties for reasonable out-of-pocket expenses. In addition to solicitation by mail, our directors, executive officers and other employees may solicit proxies by telephone, electronic transmission and personally. Our directors, executive officers and other employees will not receive compensation for such services other than regular non-employee director or employee compensation.

The information set forth in this section is, and should be construed, as a “pre-announcement notice” of the 2022 AGM in accordance with Rule 5C of the Israeli Companies Regulations (Notice of General and Class Meetings in a Public Company), 2000, as amended.

By Order of the Board of Directors, Jeff Dykan Chairman of the Board of Directors

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to Be Held on May 19, 2021:
The Notice and Proxy Statement and the 2020 Annual Report
are available at http://ir.rewalk.com/.

REWALK ROBOTICS LTD.

PROXY FOR AN ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 19, 2021
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ("BOARD")

The undersigned hereby constitute(s) and appoint(s) Jeff Dykan, Larry Jasinski and Ori Gon and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to represent and to vote, as designated on the reverse side of this proxy, on behalf of the undersigned, all of the ordinary shares, par value NIS 0.25 per share, of ReWalk Robotics Ltd. (the "Company") that the undersigned is/are entitled to vote at the close of business on April 12, 2021, at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at 3 Hatnufa Street, Floor 6, Yokneam Ilit 2069203, Israel on May 19, 2021 at 5:00 p.m. (Israel time), and at any and all adjournments or postponements thereof on the following matters, which are more fully described in the Notice of 2021 Annual Meeting of Shareholders (the "Notice") and Proxy Statement relating to the Meeting (the "Proxy Statement").

This proxy, if properly executed and received 24 hours before the Meeting, will be voted in the manner directed herein by the undersigned. If no instructions are indicated with respect to a specific proposal or all proposals described below, this proxy will be voted "FOR" each proposal. Should any other matter requiring a vote of shareholders arise, the proxies named above are authorized to vote in accordance with their discretion. Any and all proxies given by the undersigned prior to this proxy are hereby revoked.

(Continued and to be signed on the reverse side.)

ANNUAL GENERAL MEETING OF SHAREHOLDERS OF

REWALK ROBOTICS LTD.

May 19, 2021, 5:00 p.m. (Israel time)

Please mark, sign, date and
mail your proxy card in the
envelope provided as soon
as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

		FOR	AGAINST	ABSTAIN			Yes	No
1.a.	To reelect Mr. Jeff Dykan as a Class I director of the board of directors of the Company.	☐	☐	☐	3.i.
To confirm that you are not a controlling shareholder (as defined in the Proxy Statement) and that you do not have a “personal benefit or other interest” (as defined in the Proxy Statement) in this proposal mark “YES”. Otherwise mark “NO” to indicate that you are a controlling shareholder or that you do have a “personal benefit or other interest” in this proposal.
							☐	☐

1.b.	To reelect Mr. Yasushi Ichiki as a Class I director of the board of directors of the Company.	☐	☐	☐

2.	To approve an amendment to the Company’s Compensation Policy for directors and officers.	☐	☐	☐			FOR	AGAINST	ABSTAIN
					4.	To approve an amendment to the Company’s Articles of Association to effect an increase in the Company’s authorized share capital.	☐	☐	☐
		Yes	No
2.i.
To confirm that you are not a controlling shareholder (as defined in the Proxy Statement) and that you do not have a “personal benefit or other interest” (as defined in the Proxy Statement) in this proposal mark “YES”. Otherwise mark “NO” to indicate that you are a controlling shareholder or that you do have a “personal benefit or other interest” in this proposal.
		☐	☐

					5.	To approve an amendment to the Company’s Articles of Association to add forum selection provisions.	☐	☐	☐

		FOR	AGAINST	ABSTAIN	6.	To approve a grant of restricted share units to the Company’s directors.	☐	☐	☐
3.	To approve a grant of equity awards to Larry Jasinski, the Company’s Chief Executive Officer, and to approve changes to the terms of the base annual compensation to be paid to Mr. Jasinski.	☐	☐	☐
7.
To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement relating to the 2021 Annual Meeting of Shareholders, pursuant to Item 402 of Regulation S-K of the Securities and Exchange Commission, including the compensation tables and accompanying narrative disclosures.
							☐	☐	☐

8.
To approve the reappointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the year ending December 31, 2021 and until the next annual meeting of shareholders, and to authorize the Board, upon recommendation of the audit committee, to fix the remuneration of said independent registered public accounting firm.
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In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the Notice and Proxy Statement of the Company relating to the Annual Meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
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For each of proposal 2 and proposal 3, if you do not mark whether you are a “controlling shareholder’ or have a “personal benefit or other interest” in such proposal, your vote will not be counted in determining the vote on such proposal.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. All holders must sign. When shares are held jointly, the senior of the joint holders must sign. When signing as executor, administrator, attorney, trustee, guardian or other fiduciary, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.